Exhibit 4.1

MUFG UNION BANK, N.A.,
as Indenture Trustee,

and

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2016-A,

as Issuing Entity

INDENTURE

Dated as of July 20, 2016

TRUST INDENTURE ACT CROSS-REFERENCE CHART
(THIS CHART IS NOT A PART OF THIS INDENTURE)

TIA SECTION	INDENTURE REFERENCE
310(a)(1)	6.8, 6.11
310(a)(2)	6.8, 6.11
310(a)(3)	6.10(b)
310(a)(4)	Not applicable
310(a)(5)	6.11
310(b)	6.11
310(c)	Not applicable
311(a)	6.12
311(b)	6.12
311(c)	Not applicable
312(a)	7.1, 7.2(a)
312(b)	7.2(b)
312(c)	7.2(c)
313(a)	7.4
313(b)	7.4
313(c)	7.4
313(d)	7.4
314(a)	3.9, 7.3
314(b)	3.6
314(c)(1)	11.1(a)
314(c)(2)	11.1(a)
314(c)(3)	11.1(a)
314(d)	11.1(b)
314(e)	11.1(a)
315(a)	6.1(b)
315(b)	6.5
315(c)	6.1(a)
315(d)	6.1(c)
315(d)(1)	6.1(b), 6.1(c)(i)
315(d)(2)	6.1(c)(ii)
315(d)(3)	6.1(c)(iii)
315(e)	5.13
316(a)(1)(A)	5.11
316(a)(1)(B)	5.12
316(a)(2)	Not Applicable
316(b)	5.7
316(c)	5.6(b)
317(a)(1)	5.3(a), 5.3(b)
317(a)(2)	5.3(d)
317(b)	3.3
318(a)	11.17

i

ii

iii

iv

Section 11.23	Regulation AB Information To Be Provided By The Indenture Trustee	62
Section 11.24	CONSENT TO AMENDMENTS	63

SCHEDULE I	PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

EXHIBIT A1	FORM OF CLASS A NOTES
EXHIBIT A2	FORM OF CLASS B NOTE
EXHIBIT B	FORM OF DEPOSITORY AGREEMENT
EXHIBIT C	SERVICING CRITERIA TO BE ADDRESSED IN INDENTURE TRUSTEE'S ASSESSMENT OF COMPLIANCE
EXHIBIT D	FORM OF INDENTURE TRUSTEE'S ANNUAL CERTIFICATION

APPENDIX A	DEFINITIONS

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THIS INDENTURE, dated as of July 20, 2016 (this "Indenture") is between WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2016-A, a Delaware statutory trust (the "Issuing Entity"), and MUFG Union Bank, N.A., a national banking association, as trustee (the "Indenture Trustee").

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuing Entity's Class A-1 0.63000% Asset Backed Notes, Series 2016-A (the "Class A-1 Notes"), Class A-2a 1.20% Asset Backed Notes, Series 2016-A (the "Class A-2a Notes"), Class A-2b Floating Rate Asset Backed Notes, Series 2016-A (the "Class A-2b Notes" and, together with the Class A-2a Notes, the "Class A-2 Notes"), Class A-3 1.45% Asset Backed Notes, Series 2016-A (the "Class A-3 Notes"), Class A-4 1.61% Asset Backed Notes, Series 2016-A (the "Class A-4 Notes" and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes"), and the Class B 1.85% Asset Backed Notes, Series 2016-A (the "Class B Notes" and together with the Class A Notes, the "Notes"):

GRANTING CLAUSE

The Issuing Entity, to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, hereby Grants in trust to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders, all of such Person's right, title and interest, whether now owned or hereafter acquired, in and to (i) the Trust Estate and (ii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property that at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral"), in each case as such terms are defined herein.

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as trustee on behalf of the Noteholders, acknowledges the foregoing Grant, accepts the trusts under this Indenture and agrees to perform its duties required in this Indenture in accordance with the provisions of this Indenture.

ARTICLE I

DEFINITIONS

Section 1.1  Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in Appendix A hereto.

Section 1.2  Interpretive Provisions.

(a)  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Indenture include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as "herein", "hereof" and the like shall refer to this Indenture as a whole and not to any particular part, Article or Section within this Indenture, (iii) the term "include" and all variations thereof shall mean include without limitation and (iv) the term "proceeds" shall have the meaning set forth in the applicable UCC.

(b)  As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.

ARTICLE II

THE NOTES

Section 2.1  Form. The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth as Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note.

The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture.

Section 2.2  Execution, Authentication and Delivery. The Notes shall be executed by the Owner Trustee on behalf of the Issuing Entity by any of the Issuing Entity’s Authorized Officers. The signature of any Authorized Officer of the Issuing Entity on the Notes may be manual or by facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuing Entity shall bind the Issuing Entity, notwithstanding that any such individuals have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

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The Indenture Trustee shall, upon receipt of an Issuing Entity Order, authenticate and deliver for original issue the following aggregate principal amounts of the Notes: (i) $117,000,000 of Class A-1 Notes, (ii) $213,000,000 of Class A-2a Notes, (iii) $213,000,000 of Class A-2b Notes, (iv) $305,000,000 of Class A-3 Notes, (v) $93,282,000 of Class A-4 Notes and (vi) $45,445,000 of Class B Notes. The aggregate principal amount of Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes outstanding at any time may not exceed such respective amounts, except as provided in Section 2.5.

Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered notes in book-entry form in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof; provided, however, that on the Closing Date, one Class A-1 Note, one Class A-2a Note, one Class A-2b Note, one Class A-3 Note, one Class A-4 Note and one Class B Note may be issued in a denomination that includes any remaining portion of the Initial Class A-1 Note Balance, the Initial Class A-2a Note Balance, the Initial Class A-2b Note Balance, the Initial A-3 Note Balance, the Initial Class A-4 Note Balance and the Initial Class B Note Balance, respectively.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.3  Temporary Notes. Pending the preparation of Definitive Notes, the Issuing Entity may execute and upon receipt of an Issuing Entity Order, the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuing Entity shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Notes at the office or agency of the Issuing Entity to be maintained as provided in Section 3.2, without charge to the related Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuing Entity shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

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Section 2.4  Registration; Registration of Transfer and Exchange. The Issuing Entity shall cause a note registrar (the "Note Registrar") to keep a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuing Entity shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee is hereby appointed the Note Registrar for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuing Entity shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is the Note Registrar, the Issuing Entity shall give the Indenture Trustee prompt written notice of such appointment and the location, and any change in such location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Authorized Officer of the Note Registrar as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuing Entity to be maintained as provided in Section 3.2, if the requirements of Section 8-401 of the UCC are met, the Issuing Entity shall execute and the Indenture Trustee shall authenticate and the related Noteholder shall obtain, in the name of the designated transferee, one or more new Notes in any authorized denominations, of the same Class and a like aggregate principal amount.

At the option of the related Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of the same Class and a like aggregate principal amount, upon surrender of such Notes at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met, the Issuing Entity shall execute, the Indenture Trustee shall authenticate and the Noteholder shall obtain the Notes that the Noteholder making such exchange is entitled to receive.

Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuing Entity or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Issuing Entity and the Indenture Trustee, duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuing Entity, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuing Entity, the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 2.3 or 9.5 not involving any transfer.

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By acquiring a Note, each initial purchaser, transferee and owner of a beneficial interest will be deemed to represent that either (1) it is not acquiring such Notes with the assets of a Plan or (2) the acquisition and holding of such Notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law. Each Note will bear a legend reflecting such deemed representation.

The preceding provisions of this Section notwithstanding, the Issuing Entity shall not be required to make, and the Note Registrar need not register, transfers or exchanges of any Note (i) selected for redemption or (ii) for a period of 15 days preceding the due date for any payment with respect to such Note.

The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Indenture Trustee nor any agent of the Indenture Trustee shall have any responsibility for any actions taken or not taken by DTC.

Section 2.5  Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Note Registrar, or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Note Registrar such security or indemnity as may be required by it to hold the Issuing Entity, the Indenture Trustee or itself harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the Indenture Trustee that such Note has been acquired by a "protected purchaser" (as contemplated by Article 8 of the UCC), and provided that the requirements of Section 8-405 of the UCC are met, the Issuing Entity shall execute and upon Issuing Entity Request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note (but not a mutilated Note) shall have become or within seven days shall become due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuing Entity may upon delivery of the security or indemnity herein required pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without the surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a "protected purchaser" (as contemplated by Article 8 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a "protected purchaser" (as contemplated by Article 8 of the UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity, the Note Registrar or the Indenture Trustee in connection therewith.

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Upon the issuance of any replacement Note under this Section, the Issuing Entity or the Indenture Trustee may require the payment by the related Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.6  Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Indenture Trustee and their respective agents may treat the Person in whose name any Note is registered in the Note Register (as of the date of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuing Entity, the Indenture Trustee nor any of their respective agents shall be affected by notice to the contrary.

Section 2.7  Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuing Entity may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuing Entity Order that they be returned to it; provided, that such Issuing Entity Order is timely and that such Notes have not been previously disposed of by the Indenture Trustee.

Section 2.8  Release of Collateral. Subject to Section 11.1 and the terms of those Transaction Documents to which the Indenture Trustee is a party, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuing Entity Request accompanied by an Officer’s Certificate of the Issuing Entity, an Opinion of Counsel and Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

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Section 2.9  Book-Entry Notes. Unless otherwise specified herein, the Notes, upon original issuance, will be issued in the form of one or more typewritten, printed, lithographed or engraved or produced by any combination of such methods (with or without steel engraved borders) Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as agent for DTC, the initial Clearing Agency, by, or on behalf of, the Issuing Entity. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note representing such Note Owner's interest in such Note except as provided in Section 2.11. Unless and until Definitive Notes have been issued to Note Owners pursuant to Section 2.11:

(a)  the provisions of this Section shall be in full force and effect;

(b)  the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Noteholder, and shall have no obligation to Note Owners, except as stated in Section 7.5;

(c)  to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(d)  the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Note Owners and the Clearing Agency or Clearing Agency Participants; pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

(e)  whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Outstanding Note Amount, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

Section 2.10  Notices to Clearing Agency. Whenever a notice or other communication to Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.11, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.

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Section 2.11  Definitive Notes. If (i) (A) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the Depository Agreement and (B) the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after an Event of Default, Note Owners representing in the aggregate not less than a majority of the Outstanding Note Amount, voting together as a single class, advise the Indenture Trustee through the Clearing Agency and its Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency or its successor is no longer in the best interest of Note Owners, the Indenture Trustee shall be required to notify all Note Owners, through the Clearing Agency, of the occurrence of such event and the availability through the Clearing Agency of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee by the Clearing Agency of the Note or Notes representing the Book-Entry Notes and the receipt of instructions for re-registration, the Indenture Trustee shall issue Definitive Notes to Note Owners, who thereupon shall become Noteholders for all purposes of this Indenture. None of the Issuing Entity, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

The Indenture Trustee shall not be liable if the Administrator is unable to locate a qualified successor Clearing Agency. The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of such methods (with or without steel engraved borders), all as determined by the Issuing Entity and the Indenture Trustee, as evidenced by their execution of such Notes.

If Definitive Notes are issued and the Indenture Trustee is not the Note Registrar, the Issuing Entity shall furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Noteholders (i) as of each Record Date, within five days thereafter and (ii) as of not more than ten days prior to the time such list is furnished, within 30 days after receipt by the Issuing Entity of a written request therefor.

Section 2.12  Authenticating Agents. Upon the request of the Issuing Entity, the Indenture Trustee shall, and if the Indenture Trustee so chooses the Indenture Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.2, 2.4, 2.5 and 9.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes by the Indenture Trustee. The Indenture Trustee shall be the Authenticating Agent in the absence of any appointment thereof.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuing Entity. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuing Entity. Upon receiving such notice of resignation or upon such termination, the Indenture Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuing Entity. The provisions of Sections 2.7 and 6.4 shall be applicable to any Authenticating Agent.

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Section 2.13  Tax Treatment.

(a)  The Issuing Entity has entered into this Indenture, and the Notes shall be issued, with the intention that, for all purposes, including federal, State and local income, franchise and any other taxes imposed upon, measured by or based upon gross or net income, the Notes shall qualify as indebtedness secured by the Collateral (except a Note or interest therein acquired by the Depositor or other person considered for federal income tax purposes the issuer of such Note). The Issuing Entity, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), unless otherwise required by appropriate taxing authorities, agree to treat the Notes (other than Notes held by any entity whose separate existence from the Issuing Entity is disregarded for federal income tax purposes, but only so long as such Notes are held by such entity) as indebtedness for federal, state and local income, franchise and any other taxes imposed upon, measured by or based upon gross or net income.

(b)  Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, agrees to provide to the Person from whom it receives payments on the Notes (including the Paying Agent) the Noteholder Tax Identification Information and, upon request, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information.

(c)  Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, agrees that the Indenture Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of Section 2.13(b).

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1  Payment of Principal and Interest. The Issuing Entity shall duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to and in accordance with Sections 8.4(a) and 8.4(b), the Issuing Entity will cause to be distributed all amounts deposited in the Principal Distribution Account on a Payment Date pursuant to this Indenture (i) for the benefit of the Class A-1 Notes, to the Class A-1 Noteholders, (ii) for the benefit of the Class A-2a Notes, to the Class A-2a Noteholders, (iii) for the benefit of the Class A-2b Notes, to the Class A-2b Noteholders, (iv) for the benefit of the Class A-3 Notes, to the Class A-3 Noteholders, (v) for the benefit of the Class A-4 Notes, to the Class A-4 Noteholders, and (vi) for the benefit of the Class B Notes, to the Class B Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest or principal shall be considered to have been paid by the Issuing Entity to such Noteholder for all purposes of this Indenture. The final interest payment on each Class of Notes is due on the earlier of (a) the Payment Date (including any Redemption Date),in each case, on which the principal amount of that Class of Notes is reduced to zero or (b) the applicable Final Scheduled Payment Date for that Class of Note.

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Section 3.2  Maintenance of Office or Agency. The Issuing Entity will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuing Entity in respect of the Notes and this Indenture may be served. Such office or agency will initially be the Corporate Trust Office of the Indenture Trustee, and the Issuing Entity hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuing Entity will give prompt written notice to the Indenture Trustee of any change in the location of any such office or agency. If at any time the Issuing Entity shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuing Entity hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.3  Money for Payments to be Held in Trust. As provided in Sections 5.4(b) and 8.4, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Collection Account shall be made on behalf of the Issuing Entity by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn therefrom for payments on Notes shall be paid over to the Issuing Entity except as provided in this Section.

On or before the Business Day preceding each Payment Date and Redemption Date, the Issuing Entity shall allocate or cause to be allocated into the Trust Collection Account for distribution an aggregate sum sufficient to pay the amounts then becoming due under the Notes, and the Paying Agent shall hold such sum in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of any failure by the Issuing Entity to effect such deposit.

The Issuing Entity shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees to the extent relevant), subject to the provisions of this Section, that such Paying Agent shall:

(a)  hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b)  give the Indenture Trustee written notice of any default by the Issuing Entity of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

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(c)  at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d)  immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(e)  comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuing Entity Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and distributed by the Indenture Trustee to the Issuing Entity upon an Issuing Entity Request and the related Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuing Entity for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the reasonable expense of the Issuing Entity cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Certificateholders. The Indenture Trustee shall also adopt and employ, at the written direction of the Issuing Entity and at the expense of the Issuing Entity, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Noteholders the Notes of which have been called but not surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or any Paying Agent at the last address of record for each such Noteholder).

Section 3.4  Existence. The Issuing Entity shall keep in full effect its existence and rights as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other State or of the United States, in which case the Issuing Entity shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

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Section 3.5  Protection of Collateral. The Issuing Entity intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other liens in respect of the Collateral, and the Issuing Entity shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first lien on and a first priority, perfected security interest in the Collateral. The Issuing Entity shall from time to time execute and deliver all such supplements and amendments hereto, shall file or authorize the filing of all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuing Entity, and shall take such other action necessary or advisable to:

(a)  Grant more effectively all or any portion of the Collateral;

(b)  maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(c)  perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(d)  enforce any of the Collateral;

(e)  preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in the Collateral against the claims of all Persons; or

(f)  pay or cause to be paid all taxes or assessments levied or assessed upon the Collateral when due.

The Issuing Entity hereby authorizes the Administrator and the Indenture Trustee to file all financing statements, continuation statements or other instruments required to be executed (if any) pursuant to this Section; it being understood that such authorization shall not be deemed to be an obligation on the part of the Administrator or the Indenture Trustee to make any such filing. Notwithstanding anything to the contrary contained herein (including the authorization to file granted in the preceding sentence), the Indenture Trustee shall have no duty and shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest.

Section 3.6  Opinions as to Collateral.

(a)  On the Closing Date, the Issuing Entity shall furnish or cause to be furnished to the Indenture Trustee, an Opinion of Counsel to the effect that, in the opinion of such counsel (subject to standard limitations, qualifications and assumptions) the provisions of the Indenture are effective under the New York UCC to create in favor of the Indenture Trustee a security interest in the Issuing Entity's rights in the Collateral, and upon filing of the applicable financing statement, the Indenture Trustee's security interest in the Issuing Entity's rights in the Collateral will be perfected.

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(b)  On or before April 30th of each calendar year, beginning with April 30, 2017, the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that in the opinion of such counsel, either (i) all financing statements and continuation statements have been filed that are necessary to continue the lien and security interest of the Indenture Trustee in the Exchange Notes and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action is necessary to continue such lien and security interest.

Section 3.7  Performance of Obligations; Administration of the Exchange note.

(a)  The Issuing Entity shall not take any action and shall use its best efforts not to permit any action to be taken by others, including the Administrator, that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in paragraph (c) below, the Transaction Documents or such other instrument or agreement.

(b)  The Issuing Entity may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuing Entity shall be deemed to be action taken by the Issuing Entity. Initially, the Issuing Entity has contracted with the Administrator, and the Administrator has agreed, to assist the Issuing Entity in performing its duties under this Indenture.

(c)  The Issuing Entity shall, and, shall cause the Administrator and the Servicer to agree to, punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and the instruments and agreements included in the Collateral, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Transaction Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuing Entity, as a party to the Transaction Documents and as Holder of the Exchange Note, shall not amend any Transaction Document to which it is a party or any provision thereof other than in accordance with the amendment provisions set forth in such Transaction Document.

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(d)  Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuing Entity agrees (i) that it will not, without the prior written consent of the Indenture Trustee or the Holders of at least a majority of the Note Balance of the Controlling Securities, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided and permitted in the Servicing Agreement and the Exchange Note Servicing Supplement) or the Trust Agreement, the Servicing Agreement, the Exchange Note Servicing Supplement, the Exchange Note Transfer Agreement or the Administration Agreement (except as may be permitted thereby), or waive timely performance or observance by the Servicer under the Servicing Agreement and the Exchange Note Servicing Supplement (except as may be permitted thereby); and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Note Balance of the Controlling Securities that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes. Subject to Section 11.1, if any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, the Issuing Entity agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

Section 3.8  Negative Covenants. So long as any Notes are Outstanding, the Issuing Entity shall not:

(a)  engage in any activities other than financing, acquiring, owning, pledging and managing the Exchange Note and the other Collateral as contemplated by this Indenture and the other Transaction Documents;

(b)  except as expressly permitted herein or in the other Transaction Documents, (A) dissolve or liquidate in whole or in part or (B) sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity, including those included in the Trust Estate, in either case, unless directed to do so by the Indenture Trustee;

(c)  claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable State law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(d)  (i) permit the validity or effectiveness of this Indenture to be impaired, (ii) permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, (iii) permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (iv) permit any Adverse Claim (other than Permitted Liens) to be created on or extend to or otherwise arise upon or burden the Trust Estate, any part thereof or any interest therein or the proceeds thereof, (v) except as otherwise provided in the Transaction Documents, permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any Permitted Lien) security interest in the Trust Estate; (vi) make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person, or (vii) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty);

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(e)  incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Transaction Documents; or

(f)  merge or consolidate with or into any other Person, unless:

(i)        the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and the other Transaction Documents on the part of the Issuing Entity to be performed or observed, all as provided herein;

(ii)        immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)       the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)       the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuing Entity, any Noteholder or any Certificateholder;

(v)        any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)        the Issuing Entity shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.9  Issuing Entity Certificates and Reports.

(a)  The Issuing Entity shall make available to the Indenture Trustee, at https://via.intralinks.com/, or such other website or distribution service or provider as the Issuing Entity shall designate by written notice to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuing Entity (commencing with the fiscal year 2016), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

(i)  a review of the activities of the Issuing Entity during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

(ii)  to the best of such Authorized Officer's knowledge, based on such review, the Issuing Entity has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a material default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

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(b)  Unless the Issuing Entity otherwise determines, the fiscal year of the Issuing Entity shall be the same as the fiscal year of the Servicer.

Section 3.10  Notice of Defaults. The Issuing Entity agrees to give the Indenture Trustee and each Rating Agency prompt written notice of each Event of Default hereunder.

Section 3.11  Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuing Entity shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 3.12  Delivery of Exchange Note. On the Closing Date, the Issuing Entity shall deliver or cause to be delivered to the Indenture Trustee as security for its obligations hereunder, the Closed-End Exchange Note. The Indenture Trustee shall take possession of the Closed-End Exchange Note in New York and shall at all times during the period of this Indenture maintain custody of the Closed-End Exchange Note in New York.

Section 3.13  Compliance with Laws. The Issuing Entity shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuing Entity to perform its obligations under the Notes, this Indenture or any other Transaction Document.

Section 3.14  Perfection Representations.

(a)  The representations, warranties and covenants set forth in Schedule I hereto shall be a part of this Indenture for all purposes.

(b)  Notwithstanding any other provision of this Indenture or any other Transaction Document, the perfection representations contained in Schedule I hereto shall be continuing, and remain in full force and effect until such time as all obligations under this Indenture have been finally and fully paid and performed.

(c)  Subject to Section 9.2, the parties to this Indenture: (i) shall not amend or waive any of the perfection representations contained in Schedule I hereto; (ii) shall provide the Rating Agencies with prompt written notice of any breach of perfection representations contained in Schedule I hereto and (iii) shall not waive a breach of any of the perfection representations contained in Schedule I hereto.

Section 3.15  '34 Act Filings. The Issuing Entity hereby authorizes the Servicer and the Depositor, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the Issuing Entity and/or the Notes required to be filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

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ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1  Satisfaction and Discharge of Indenture. This Indenture shall discharge with respect to the Collateral securing the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.3, 3.4, 3.5, 3.8, 3.10 and 3.12, (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand and at the expense and on behalf of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (i) either (A) all Notes theretofore authenticated and delivered (other than (1) Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (2) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter paid to the Persons entitled thereto or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or (B) all Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, (2) will become due and payable within one year either because the applicable Final Scheduled Payment Date is within one year or because the Indenture Trustee has received written notice of the exercise of the option granted pursuant to Section 15.1 of the Exchange Note Servicing Supplement or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuing Entity, and the Issuing Entity, in the case of clauses (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (that will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes (including interest and any fees and expenses due and payable to the Owner Trustee and the Indenture Trustee) not theretofore delivered to the Indenture Trustee for cancellation, when due, to the applicable Final Scheduled Payment Date for each Class, or to the Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be; (ii) the Issuing Entity has paid or caused to be paid all other sums payable hereunder by the Issuing Entity; and (iii) the Issuing Entity has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 11.1 and, subject to Section 11.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with (and, in the case of an Officer’s Certificate, stating that the Rating Agency Condition has been satisfied; provided, that, with respect to a redemption of the Notes pursuant to Section 10.1 or if the Depositor (or any of its Affiliates) is the sole Noteholder, the satisfaction of the Rating Agency Condition shall not be required).

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Section 4.2  Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds of the Indenture Trustee except to the extent required herein or in the Servicing Agreement or as required by law.

Section 4.3  Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and such Paying Agent shall thereupon be released from all further liability with respect to such monies.

ARTICLE V

EVENT OF DEFAULT

Section 5.1  Events of Default. The occurrence and continuation of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a default under this Indenture (each, an "Event of Default"):

(a)  default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five Business Days; provided, however, that until the Outstanding Amount of the Class A Notes is reduced to zero, a default in the payment of any interest on any Class B Note shall not by itself constitute an Event of Default hereunder;

(b)  default in the payment of principal of any Note (A) when the same becomes due and payable, to the extent funds are available therefor or (B) at the related Final Scheduled Payment Date or the Redemption Date;

(c)  default in the observance or performance of any covenant or agreement of the Issuing Entity made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuing Entity made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, which default or inaccuracy materially and adversely affects the interests of the Noteholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by Noteholders representing at least a majority of the Note Balance of the Controlling Securities, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

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(d)  the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Trust Estate in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding up or liquidation of the Issuing Entity's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(e)  the commencement by the Issuing Entity of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, the consent by the Issuing Entity to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, the making by the Issuing Entity of any general assignment for the benefit of creditors, the failure by the Issuing Entity generally to pay its debts as such debts become due or the taking of action by the Issuing Entity in furtherance of any of the foregoing;

provided, however, that a delay in or failure of performance referred to under clauses (a), (b) or (c) above for a period of less than 120 days will not constitute an Event of Default if that delay or failure was caused by force majeure or other similar occurrence.

The Issuing Entity shall promptly deliver to the Indenture Trustee and each Rating Agency written notice in the form of an Officer's Certificate of any Event of Default, its status and what action the Issuing Entity is taking or proposes to take with respect thereto.

Subject to the provisions herein relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Noteholder, if the Indenture Trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained herein, Noteholders holding not less than a majority of the Note Balance of the Controlling Securities shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee, and Noteholders holding not less than a majority of the Note Balance of the Controlling Securities may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of all of the holders of the Outstanding Notes.

Section 5.2  Acceleration of Maturity; Waiver of Event of Default. If an Event of Default should occur and be continuing, the Indenture Trustee or Noteholders representing a majority of the Note Balance of the Controlling Securities may declare the principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be immediately due and payable by a notice in writing to the Issuing Entity (and to the Indenture Trustee if given by the Noteholders). Upon such declaration, the Indenture Trustee shall promptly provide written notice to each Rating Agency. Such declaration may be rescinded by Noteholders holding a majority of the Note Balance of the Controlling Securities before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if (a) the Issuing Entity has deposited with the Indenture Trustee an amount sufficient to pay (i) all interest on and principal of the Notes as if the Event of Default giving rise to such declaration had not occurred and (ii) all reasonable amounts previously advanced by the Indenture Trustee and its reasonable costs and expenses and (b) all Events of Default (other than the nonpayment of principal of the Notes that has become due solely by such acceleration) have been cured or waived.

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At any time prior to the declaration of the acceleration of the maturity of the Notes, Noteholders holding not less than a majority of the Note Balance of the Controlling Securities by written notice to the Issuing Entity and the Indenture Trustee, may waive such Event of Default and its consequences, except a default (i) in payment of principal of or interest on the Notes or (ii) in respect of any covenant or provision in this Indenture that cannot be modified or amended without the unanimous consent of the Noteholders. No such waiver shall affect any subsequent default or impair any right consequent thereto.

Section 5.3  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)  The Issuing Entity covenants that if there is a default in the payment of (i) any interest on the Notes when the same becomes due, and such default continues for a period of five days or (ii) the principal of the Notes at the related Final Scheduled Payment or the Redemption Date, the Issuing Entity shall, upon demand of the Indenture Trustee in writing as directed by Noteholders holding not less than a majority of the Note Balance of the Controlling Securities, pay to the Indenture Trustee, for the benefit of such Noteholders, the entire amount then due and payable on such Notes for principal and interest, with interest on the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents, attorneys and counsel.

(b)  In case the Issuing Entity shall fail forthwith to pay amounts described in Section 5.3(a) upon demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuing Entity or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuing Entity or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)  If an Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee may deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

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(d)  In case there shall be pending, relative to the Issuing Entity or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Notes, or to the property of the Issuing Entity or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)        to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances and disbursements made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii)        unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings; to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and the Indenture Trustee on their behalf; and

(iii)       to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property; and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each Noteholder to make payments to the Indenture Trustee and, in the event the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances and disbursements made by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith, and any other amounts due the Indenture Trustee under Section 6.7.

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(e)  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder or to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)  All rights of action and of asserting claims under this Indenture, or under the Notes, may be enforced by the Indenture Trustee without the possession of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, advances, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel shall be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

(g)  In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.4  Remedies; Priorities.

(a)  If an Event of Default shall have occurred and be continuing, and the Indenture Trustee or the holders of at least a majority of the Note Balance of the Controlling Securities, have declared the principal of the notes, together with accrued and unpaid interest thereon through the date of acceleration, to be immediately due and payable, the Indenture Trustee may do one or more of the following (subject to Sections 5.2 and 5.5):

(i)  institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuing Entity and any other obligor upon such Notes monies adjudged due;

(ii)  institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)  exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iv)  subject to Section 5.17, after an acceleration of the maturity of the Notes pursuant to Section 5.2, sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

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provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) Noteholders holding 100% of the Outstanding Note Amount consent thereto, (B) the proceeds of such sale are sufficient to discharge in full all amounts then due and unpaid upon all Outstanding Notes or (C) there has been an Event of Default described in Section 5.1(a) or (b) and the Indenture Trustee determines (but shall have no obligation to make such determination) that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable and the Indenture Trustee obtains the consent of Noteholders holding not less than 66-2/3% of the Outstanding Note Amount, voting together as a single class; provided, further, that the Indenture Trustee may not sell the Trust Estate unless it shall first have been provided with an Opinion of Counsel (at the expense of the Issuing Entity) that such sale will not cause the Titling Trust or an interest therein or portion thereof or the Issuing Entity to be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) of the preceding sentence, the Indenture Trustee may but need not obtain (at the expense of the Issuing Entity) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

(b)  In the event that Notes are declared to be due and payable following the occurrence of an Event of Default unless such Event of Default has been waived or rescinded, Available Funds will be distributed in the following order or priority:

(i)        pro rata (a) to the Indenture Trustee, all amounts unpaid and owed the Indenture Trustee under this Indenture and (b) to the Owner Trustee, all amounts unpaid and owed to the Owner Trustee under the Trust Agreement;

(ii)        to the Administrator, the Administration Fee;

(iii)       to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer under the Asset Representations Review Agreement not previously paid by the Servicer;

(iv)       pro rata to the Holders of the Class A Notes, the Class A Noteholders' Interest Distributable Amount;

(v)       if the Notes have been declared to be due and payable as a result of occurrence of an Event of Default as a result of default in payment of any interest on or principal of any Note in accordance with Section 8.4(a), to the Holders of the Class A-1 Notes, the Aggregate Outstanding amount of such Class, and then to the Holders of the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes), Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate Outstanding Amount of each such Class of the Notes;

(vi)       to the Holders of the Class B Notes, the Class B Noteholders' Interest Distributable Amount;

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(vii)       if the Notes have been declared to be due and payable as a result of occurrence of an Event of Default other than as a result of default in payment of any interest on or principal of any note in accordance with Section 8.4(a), to the Holders of the Class A-1 Notes, the Aggregate Outstanding amount of such Class, and then to the Holders of the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes), Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate Outstanding Amount of each such Class of the Notes;

(viii)      to the Holders of the Class B Notes, the Outstanding Amount of the Class B Notes; and

(ix)         to the Certificateholders, any remaining amounts.

If the Outstanding Amount of any Class of Notes remains greater than zero after application of clauses (i) through (viii) above, the Indenture Trustee shall apply funds from the Reserve Account in the same order of priority as described above to repay the Outstanding Amount of such Class of Notes in full.

(c)  The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuing Entity shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 5.5  Optional Preservation of the Exchange Note Assets. If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, unless directed to sell pursuant to Section 9.4 of the Trust Agreement, but need not, elect to maintain possession of the Trust Estate and continue to apply the proceeds thereof in accordance with Section 3.1 and 8.4. It is the intent of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such intent into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may but need not obtain (at the expense of the Issuing Entity) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.6  Limitation of Suits.

(a)  No holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, except in accordance with Section 2.3(d) of the Exchange Note Sale Agreement, unless: (i) such Noteholder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) Noteholders holding not less than 25% of the Outstanding Note Amount have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee, (iii) such Noteholder has offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request, (iv) the Indenture Trustee has for 60 days failed to institute such Proceedings and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by Noteholders holding a majority of the Outstanding Note Amount.

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No Noteholder or group of Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Note Amount, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

(b)  No Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Notes, nor any right in any manner to otherwise control the operation and management of the Issuing Entity. However, in connection with any action as to which Noteholders are entitled to vote or consent under this Indenture and the Notes, the Issuing Entity may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent in accordance with TIA Section 316(c).

Section 5.7  Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, any Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on, if any, such Note on or after the respective due dates thereof expressed in such Note or this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment in accordance with Section 5.6, and such right shall not be impaired without the consent of such Noteholder.

Section 5.8  Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or such Noteholder, then and in every such case the Issuing Entity, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.9  Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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Section 5.10  Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11  Control By Noteholders. Subject to the provisions of Sections 5.6, 6.2(d) and 6.2(e), Noteholders holding not less than a majority of the Outstanding Note Amount shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or with respect to the exercise of any trust or power conferred on the Indenture Trustee, provided that:

(a)  such direction shall not be in conflict with any rule of law or this Indenture;

(b)  subject to Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be made by Noteholders holding not less than 100% of the Outstanding Note Amount;

(c)  if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, and except in the case of a sale of the Trust Estate pursuant to Section 9.2 of the Trust Agreement, then any direction to the Indenture Trustee by Noteholders holding less than 100% of the Outstanding Note Amount to sell or liquidate the Trust Estate shall be of no force and effect; and

(d)  the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.1, the Indenture Trustee need not take any action it determines might expose it to personal liability or might materially adversely affect or unduly prejudice the rights of any Noteholders not consenting to such action.

Section 5.12  Waiver of Past Defaults. Prior to the acceleration of the maturity of the Notes as provided in Section 5.2, Noteholders holding not less than a majority of the Outstanding Note Amount may waive any past Event of Default and its consequences except an Event of Default (i) in payment of principal of or interest on the Notes or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuing Entity, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, such Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

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Section 5.13  Undertaking For Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) any suit instituted by any Noteholder or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Note Amount or (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the related due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.14  Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15  Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee shall be applied in the following order of priority: (i) pro rata to the Indenture Trustee for amounts due under Section 6.7 and to the Owner Trustee under Section 8.01 of the Trust Agreement and (ii) in accordance with Section 5.4(b).

Section 5.16  Performance and Enforcement of Certain Obligations.

(a)  Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuing Entity shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Servicer of its obligations to the Issuing Entity under or in connection with the Servicing Agreement and the Exchange Note Servicing Supplement, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuing Entity under or in connection with each such agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Servicer.

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(b)  If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of Noteholders holding not less than 66 2/3% of the Outstanding Note Amount, shall, exercise all rights, remedies, powers, privileges and claims of the Issuing Entity against the Depositor and the Servicer or any other Transaction Document, including the right or power to take any action to compel or secure performance or observance by the Servicer of its obligations to the Issuing Entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under such Transaction Document, and any right of the Issuing Entity to take such action shall be suspended.

Section 5.17  Sale of Collateral. If the Indenture Trustee acts to sell the Collateral or any part thereof, pursuant to Section 5.4(a), the Indenture Trustee shall publish a notice in an Authorized Newspaper stating that the Indenture Trustee intends to effect such a sale in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. Following such publication, the Indenture Trustee shall, unless otherwise prohibited by applicable law from any such action, sell the Collateral or any part thereof, in such manner and on such terms as provided above to the highest bidder, provided, however, that the Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee shall give notice to the Depositor and Servicer of any proposed sale, and the Depositor, the Servicer or any Affiliate thereof shall be permitted to bid for the Collateral at any such sale. The Indenture Trustee may obtain a prior determination from a conservator, receiver or trustee in bankruptcy of the Issuing Entity that the terms and manner of any proposed sale are commercially reasonable. The power to effect any sale of any portion of the Collateral pursuant to Section 5.4 and this Section 5.17 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts payable on the Notes shall have been paid.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.1  Duties of Indenture Trustee.

(a)  If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b)  Except during the continuance of an Event of Default:

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(i)        the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)       in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, in the case of certificates or opinions specifically required by any provision of this Indenture to be furnished to it, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)  The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)        this paragraph does not limit the effect of paragraph (b) of this Section 6.1;

(ii)       the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)      the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d)  Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

(e)  The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuing Entity.

(f)  Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Servicing Agreement.

(g)  No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the performance of, any of the obligations of the Servicer under this Indenture except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of the Servicer in accordance with the terms of this Indenture.

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(h)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(i)  Subject to the other provisions of this Indenture and the Basic Documents, the Indenture Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (ii) to see to any insurance or (iii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.

(j)  The Indenture Trustee shall not be charged with knowledge of any Event of Default unless either (1) a Responsible Officer shall have actual knowledge of such Event of Default or (2) written notice of such Event of Default shall have been given to such Indenture Trustee in accordance with the provisions of this Indenture.

Section 6.2  Rights of Indenture Trustee.

(a)  The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b)  Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

(c)  The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

(e)  The Indenture Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)  The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto or to honor the request or direction of any of the Noteholders pursuant to this Indenture, other than requests, demands or directions relating to communications between Noteholders or Note Owners under Section 7.2(e) or an asset representations review demand under Section 7.5 unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities which might be incurred by it, its agents and its counsel in compliance with such request or direction.

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(g)  The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Notes representing at least 25% of the Note Balance of the Controlling Securities; provided that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to the Indenture Trustee in its reasonable discretion against such cost, expense or liability as a condition to taking any such action.

(h)  The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its own willful misconduct, negligence or bad faith in the performance of such act.

(i)  The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)  In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities; it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k)  In no event shall the Trustee be personally liable (i) for special, consequential or punitive damages (including lost profits), (ii) for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories and (iii) for the acts or omissions of brokers or dealers.

Section 6.3  Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

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Section 6.4  Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuing Entity's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuing Entity in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

Section 6.5  Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 6.6  Reports by Indenture Trustee to Noteholders. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and State income tax returns (including, without limitation, Form 1099, which for the avoidance of doubt, will be filed with the Internal Revenue Service as may be required by the Code). On or prior to the close of business on each Determination Date, the Indenture Trustee will post a copy of the statement or statements provided to the Indenture Trustee by the Servicer pursuant to Section 13.4 of the Exchange Note Servicing Supplement with respect to such related Payment Date on its internet website promptly following its receipt thereof, for the benefit of the Noteholders. The Indenture Trustee’s internet website shall initially be located at https://www.unionbank.com/commercial-bank/trust-custody/corporate-trust-services/asset-backed-servicer-reports.jsp. Assistance in using the website can be obtained by calling the Indenture Trustee’s bondholder services group at (646) 452-2114. The Indenture Trustee may change the way the statements and information are posted or distributed in order to make such distribution more convenient and/or accessible for such Noteholders, and the Indenture Trustee shall provide on the website timely and adequate notification to all parties regarding any such change.

Section 6.7  Compensation and Indemnity. The Issuing Entity shall pursuant to Section 5.4(b)(i), or shall cause the Administrator to, pay to the Indenture Trustee from time to time such compensation for its services as is agreed in writing between the Issuing Entity, Administrator and the Indenture Trustee. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuing Entity shall pursuant to Section 5.4(b)(i), or shall cause the Administrator to, reimburse the Indenture Trustee for all reasonable and documented out-of-pocket expenses reasonably incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuing Entity shall pursuant to Section 5.4(b)(i), or shall cause the Administrator to, indemnify the Indenture Trustee against any and all loss, liability, claim, damage or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuing Entity and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuing Entity and the Administrator shall not relieve the Issuing Entity or the Administrator of its obligations hereunder. The Issuing Entity shall cause the Administrator to defend any such claim and the Indenture Trustee may have separate counsel and the Issuing Entity shall, or shall cause the Administrator to, pay the fees and expenses of such counsel. None of the Issuing Entity, the Depositor, the Servicer or the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

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The Issuing Entity's payment obligations to the Indenture Trustee pursuant to this Section shall survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(d) or (e) with respect to the Issuing Entity, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

Section 6.8  Removal, Resignation and Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8 and the payment of all fees and expenses owed to the retiring Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuing Entity. The Indenture Trustee shall resign following the occurrence of an Event of Default if required by Section 3.10 of the TIA. The Holders of at least majority of the Note Balance of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and the Depositor and may appoint a successor Indenture Trustee. The Issuing Entity shall remove the Indenture Trustee if:

(i)        the Indenture Trustee fails to comply with Section 6.11;

(ii)       the Indenture Trustee is adjudged bankrupt or insolvent;

(iii)       a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)       the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or the Noteholders fail to appoint a successor Indenture Trustee following removal by the Noteholders or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuing Entity shall promptly appoint a successor Indenture Trustee and notify the Depositor of such appointment.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and the Issuing Entity. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

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If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuing Entity or the Holders of at least majority of the Note Balance of the Controlling Securities may, at the expense of the Issuing Entity, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuing Entity's and the Administrator's obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.9  Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Depositor (who shall promptly provide such notice to the Rating Agencies) prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10  Appointment of Co-Trustee or Separate Trustee.

(a)  Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

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(b)  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)  Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)  Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11  Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and the time deposits of the Indenture Trustee shall be rated at least F-1 by Fitch and Prime-1 by Moody’s. The Indenture Trustee shall comply with TIA § 310(a), including the optional provision permitted by the second sentence of TIA § 310(b)(9); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuing Entity are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. Additionally, prior to the appointment of any successor Indenture Trustee, the Rating Agency Condition must be satisfied with respect to such successor Indenture Trustee.

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Section 6.12  Preferential Collection of Claims Against the Issuing Entity. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). Any Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 6.13  Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties on which the Issuing Entity and Noteholders shall rely:

(a)  the Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)  the Indenture Trustee has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

(c)  the execution, delivery and performance by the Indenture Trustee of this Indenture (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or governmental authority applicable to the Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Indenture Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Estate pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Indenture Trustee's performance or ability to perform its duties under this Indenture or on the transactions contemplated in this Indenture;

(d)  the execution, delivery and performance by the Indenture Trustee of this Indenture shall not require the authorization, consent approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the Indenture Trustee; and

(e)  this Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms.

Section 6.14  Trustee as Holder of the Exchange Note. Following the occurrence and continuation of an Event of Default, to the extent that the Issuing Entity has rights as an Exchange Noteholder, including rights to distributions and notice, or is entitled to consent to any actions taken by the Depositor, the Issuing Entity may initiate such action or grant such consent only with consent of the Indenture Trustee at the direction of the Noteholders of not less than a majority of the Outstanding Note Amount. Following the occurrence and continuation of an Event of Default, the Indenture Trustee shall exercise rights as an Exchange Noteholder or the right to consent or withhold consent with respect to actions taken by the Depositor or the Issuing Entity, upon the written direction of holders of a majority of the Outstanding Note Amount; provided, however, that any direction to the Indenture Trustee to remove or replace the Servicer upon a Servicer Default shall be made by Noteholders holding not less than 66-2/3% of the Outstanding Note Amount.

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Section 6.15  Communications Regarding Demands to Repurchase TRANSACTION UNITS. The Indenture Trustee shall provide prompt notice to World Omni and the Depositor of all demands communicated to the Indenture Trustee for the repurchase or replacement of any Transaction Unit for breach of the representations and warranties concerning such Transaction Unit. The Indenture Trustee shall, upon written request and at the sole cost and expense of either World Omni or the Depositor, provide notification to World Omni and the Depositor with respect to any actions taken by the Indenture Trustee or determinations made by the Indenture Trustee, in each case with respect to any such demand communicated to the Indenture Trustee in respect of any Transaction Unit, such notifications to be provided by the Indenture Trustee as soon as practicable and in any event within five Business Days of receipt of such request or such other time frame as may be mutually agreed to by the Indenture Trustee and World Omni or the Depositor, as applicable. Such notices shall be provided to World Omni and the Depositor at: (a) in the case of World Omni, World Omni Financial Corp., 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Telecopy: (954) 429-2685, Attention: Treasurer, and (b) in the case of the Depositor, to World Omni Auto Leasing LLC, 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Telecopy: (954) 429-2685, Attention: Treasurer, or at such other address or by such other means of communication as may be specified by World Omni or the Depositor to the Indenture Trustee from time to time. The Indenture Trustee and the Issuing Entity acknowledge and agree that the purpose of this Section 6.15 is to facilitate compliance by World Omni and the Depositor with Rule 15Ga-1 under the Exchange Act, as amended, and Items 1104(e) and 1121(c) of Regulation AB (the "Repurchase Rules and Regulations"). The Indenture Trustee acknowledges that interpretations of the requirements of the Repurchase Rules and Regulations may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by World Omni and the Depositor in good faith for delivery of information accessible by the Indenture Trustee under these provisions on the basis of evolving interpretations of the Repurchase Rules and Regulations. The Indenture Trustee shall cooperate fully with World Omni and the Depositor to deliver any and all records and any other information reasonably available to it and necessary in the good faith determination of World Omni and the Depositor to permit them to comply with the provisions of the Repurchase Rules and Regulations. In no event shall the Indenture Trustee have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

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ARTICLE VII

NOTEHOLDERS' LISTS AND REPORTS

Section 7.1  Issuing Entity to Furnish Indenture Trustee Noteholder Names and Addresses. The Issuing Entity shall furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished to the Indenture Trustee.

Section 7.2  Preservation of Information; Communications to Noteholders; Noteholder Communications with Indenture Trustee; Communications Between Noteholders.

(a)  The Indenture Trustee shall preserve in as current a form as is reasonably practicable the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be preserved or maintained.

(b)  The Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders regarding their rights under this Indenture or under the Notes.

(c)  The Issuing Entity, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

(d)  Noteholder Communications with Indenture Trustee. A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may communicate with the Indenture Trustee and give notices and make requests and demands and give directions to the Indenture Trustee through the procedures of the Clearing Agency and by notice to the Indenture Trustee. Any Note Owner must provide a written certification stating that the Note Owner is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note. The Indenture Trustee will not be required to take action in response to requests, demands or directions of a Noteholder or a Note Owner, other than requests, demands or directions relating to communications between Noteholders or Note Owners under Section 7.2(e) or an asset representations review demand under Section 7.5, unless such Noteholder or Note Owner shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities which might be incurred by it, its agents and its counsel in compliance with such request, demand or direction. The Indenture Trustee shall provide the Seller, the Servicer and the Issuing Entity with notification, as soon as practicable and in any event within five (5) Business Days, of receipt of any requests by any Noteholder or Note Owner to communicate with other Noteholders or Note Owners pursuant to Section 7.2(e) or any requests to repurchase a Receivable as the result of a breach of a representation or warranty pursuant to the Exchange Note Sale Agreement.

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(e)  Communications between Noteholders. A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) that seeks to communicate with other Noteholders or Note Owners, as applicable, about a possible exercise of rights under this Indenture or the other Transaction Documents may send a written request to the Issuing Entity or the Servicer, on behalf of the Issuing Entity, to include information regarding the communication in a Form 10-D to be filed by the Servicer with the Commission. Each request must include (i) the name of the requesting Noteholder or Note Owner, (ii) the method by which other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner and (iii) in the case of a Note Owner, a certification from that Person that it is a Note Owner, together with at least one form of documentation evidencing its ownership of a Note, including a trade confirmation, account statement, letter from a broker or dealer or similar document. A Noteholder or Note Owner, as applicable, that delivers a request under this Section 7. 2(e) will be deemed to have certified to the Issuing Entity and the Servicer that its request to communicate with other Noteholders or Note Owners, as applicable, relates solely to a possible exercise of rights under this Indenture or the other Transaction Documents, and will not be used for other purposes. The Issuing Entity will promptly deliver any request to the Servicer. On receipt of a request, the Servicer will include in the Form 10-D filed by the Issuing Entity with the Commission for the Collection Period in which the request was received (A) a statement that the Issuing Entity has received a request from a Noteholder or Note Owner, as applicable, that is interested in communicating with other Noteholders or Note Owners, as applicable, about a possible exercise of rights under this Indenture or the other Transaction Documents, (B) the name of the requesting Noteholder or Note Owner, (C) the date the request was received and (D) a description of the method by which the other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner. The Servicer will bear any costs associated with including any such communication in the Form 10-D and each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that such requesting Noteholder or Note Owner will pay any costs associated with communicating with other Noteholders or Note Owners, and none of the Seller, the Servicer, the Depositor, the Issuing Entity, the Titling Trustee, the Closed-End Administrative Agent, the Closed-End Collateral Agent, the Administrator, the Indenture Trustee or the Owner Trustee will be responsible for such costs.

Section 7.3  Reports by Issuing Entity.

(a)  The Issuing Entity shall:

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(i)        file with the Indenture Trustee, within 15 days after the Issuing Entity is required (if at all) to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuing Entity may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)       file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuing Entity with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(iii)      supply to the Indenture Trustee (and the Indenture Trustee shall transmit to The Depository Trust Company, on behalf of the Noteholders as described in TIA Section  313(c)) such summaries of any information, documents and reports required to be filed by the Issuing Entity pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission; and

(iv)       delivery of reports, information and documents to the Indenture Trustee pursuant to this Section 7.3 is for informational purposes only and the Indenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuing Entity's compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers' Certificates).

Section 7.4  Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each February 1, beginning with February 1, 2017, the Indenture Trustee shall transmit to each Noteholder and shall file with the Commission as required by TIA Sections 313(c) and 313(d), respectively, a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

Section 7.5  Noteholder Demand For Asset Representations Review.

(a)  If the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger, a Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may make a demand on the Indenture Trustee to cause a vote of the Noteholders or Note Owners, as applicable, about whether to direct the Asset Representations Reviewer to conduct a Review of the Review Transaction Leases under the Asset Representations Review Agreement. In the case of a Note Owner, each demand and vote must be accompanied by a certification from that Person that it is a Note Owner, together with at least one form of documentation evidencing its ownership of a Note, including a trade confirmation, account statement, letter from a broker or dealer or similar document. If Noteholders and Note Owners that collectively hold Notes evidencing at least 5% of the aggregate Outstanding Amount of the Notes demand a vote within 90 days of the filing of the Form 10-D reporting that the Delinquency Percentage for the related Payment Date exceeds the Delinquency Trigger, the Indenture Trustee will promptly request a vote of the Noteholders through the Clearing Agency; provided, that for the purpose of determining the holders of the Notes Outstanding, any Notes held by World Omni or any of its Affiliates shall not be included in such calculation.

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(b)  Upon the direction of the requisite Noteholders or Note Owners set forth in Section 7.5(a), the Indenture Trustee shall conduct a vote of all Noteholders (if the Notes are represented by Definitive Notes) and shall cause a vote to be conducted in accordance with applicable Depository Trust Company procedures of all Note Owners (if the Notes are represented by Book-Entry Notes). The Indenture Trustee shall provide to the Servicer the voting instructions and procedures applicable to the Noteholders and Note Owners to be included in the Form 10-D filed by the Issuing Entity with the Commission. Such Form 10-D will also include a statement that sufficient Noteholders are requesting a full Noteholder vote to commence a Review and applicable voting deadline. Each Note Owner or Noteholder that elects to vote shall vote whether or not the Asset Representations Reviewer should be directed to conduct a Review. The vote will remain open until the 150th day after the filing of the Form 10-D reporting that the Delinquency Percentage for the related Payment Date exceeds the Delinquency Trigger.

(c)   Assuming a voting quorum of Noteholders holding at least 5% of the aggregate Outstanding Amount of the Notes is reached, if the Noteholders of a majority of the Outstanding Amount of Notes voted agree to a Review, the Indenture Trustee will promptly send a Review Notice to the Asset Representations Reviewer, the Issuing Entity and the Servicer directing the Asset Representations Reviewer to conduct the Review.

(d)  The Indenture Trustee shall cooperate with the Asset Representations Reviewer in the event a Review is commenced pursuant to this Section 7.5 and shall provide the Asset Representations Reviewer with any documents or other information reasonably requested by the Asset Representations Reviewer in connection with the Review.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.1  Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.2  Accounts.

(a)  There has been established and there shall be maintained an Eligible Account (initially at the Indenture Trustee) until the Outstanding Note Amount is reduced to zero, which is designated the "Trust Collection Account". The Trust Collection Account shall be held for the benefit of the Noteholders, and shall bear a designation clearly indicating that the funds on deposit therein are held for the benefit of the Noteholders. The Trust Collection Account shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Note Amount has been reduced to zero.

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(b)  There has been established and there shall be maintained an Eligible Account (initially at the Indenture Trustee) until the Outstanding Note Balance is reduced to zero, which is designated as the "Principal Distribution Account." The Principal Distribution Account shall be held for the benefit of the Noteholders, and shall bear a designation clearly indicating that the funds on deposit therein are held for the benefit of the Noteholders. The Principal Distribution Account shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Note Amount has been reduced to zero.

(c)  There has been established and there shall be maintained an Eligible Account (initially at the Indenture Trustee) until the Outstanding Note Balance is reduced to zero, which is designated as the "Reserve Account." The Reserve Account shall be held for the benefit of the Noteholders, and shall bear a designation clearly indicating that the funds on deposit therein are held for the benefit of the Noteholders. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Note Amount has been reduced to zero.

(d)  All monies deposited from time to time in the Accounts pursuant to this Indenture or the other Transaction Documents shall be held by the Indenture Trustee as part of the Collateral and shall be applied to the purposes herein provided; provided, that on each Determination Date all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Accounts shall be deposited into the Trust Collection Account and shall be deemed to constitute a portion of Available Funds for the related Payment Date. If any Account shall cease to be an Eligible Account, the Indenture Trustee, until the Outstanding Note Amount has been reduced to zero, shall, as necessary, assist the Administrator in causing each Account to be moved to an institution at which it shall be an Eligible Account.

Section 8.3  Servicer Certificate.

(a)  On or prior to the close of business on each Determination Date, the Issuing Entity shall cause the Servicer to agree to deliver to the Indenture Trustee, the Issuing Entity, the Administrator and each Paying Agent hereunder, a certificate (the "Servicer Certificate") including, among other things, the following information with respect to the related Collection Period:

(i)        the amount of the distribution allocable to principal of each Class of Notes (including to the Class A-2a Notes and the Class A-2b Notes);

(ii)       the amount of the distribution allocable to interest on each Class of Notes (including to the Class A-2a Notes and the Class A-2b Notes);

(iii)      the aggregate Principal Amount of, and the Note Factor for, each Class of Notes (including to the Class A-2a Notes and the Class A-2b Notes) as of the last day of the preceding Collection Period, after giving effect to payments on such Payment Date;

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(iv)       the amount of the Servicing Fee paid to the Servicer with respect to the related Closed-End EN Collection Period, the amount of any unpaid Servicing Fees and the change in the amount from that of the prior Closed-End Exchange Note Payment Date;

(v)        the number and the aggregate purchase amount of Transaction Leases that have been repurchased by the Servicer;

(vi)       the Noteholders' First Priority Principal Distributable Amount, if any, for the related Payment Date;

(vii)       the Noteholders' Second Priority Principal Distributable Amount, if any, for the related Payment Date;

(viii)      the Noteholders' Regular Principal Distributable Amount for the related Payment Date;

(ix)         the Interest Rate for each of the Class A-1 Notes, Class A-2a Notes, Class A-2b Notes (including One-Month LIBOR), Class A-3 Notes, Class A-4 Notes, and Class B Notes, for the related Payment Date;

(x)          the amount of any Class A-1 Noteholders' Interest Carryover Shortfall, Class A-2 Noteholders' Interest Carryover Shortfall, Class A-3 Noteholders' Interest Carryover Shortfall, Class A-4 Noteholders' Interest Carryover Shortfall, and Class B Noteholders' Interest Carryover Shortfall, on the related Payment Date;

(xi)         the balance of the Reserve Account after giving effect to deposits and withdrawals to be made on that Closed-End Exchange Note Payment Date;

(xii)        the Administration Fee for the related Collection Period;

(xiii)       the aggregate Securitization Value and aggregate Base Residual Value of Transaction Units;

(xiv)       the number and Securitization Value of Transaction Unit turn-ins;

(xv)        the number of Transaction Units at the beginning and end of the Closed-End Collection Period;

(xvi)       the Overcollateralization Amount for the related Payment Date on the Exchange Note and the Notes;

(xvii)       whether the Delinquency Trigger has occurred on the related Payment Date;

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(xviii)     Available Funds for the related Payment Date;

(xix)        the Class A Noteholders' Interest Distributable Amount and the Class B Noteholders' Interest Distributable Amount for such Payment Date;

(xx)         the initial Exchange Note balance and the Exchange Note balance as of the beginning and end of the related Collection Period;

(xxi)        the principal amount and interest due and payable on the Exchange Note on that Payment Date;

(xxii)       any amounts payable to the Asset Representations Reviewer from Available Funds;

(xxiii)      delinquency, Credit Loss and Residual Loss information on the lease assets for the related Closed-End Collection Period; and

(xxiv)      a material change in World Omni or the Depositor’s retained interest in the Notes or Certificates.

Each amount set forth pursuant to clauses (i) and (ii) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of each as of Notes.

(b)  The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer Certificate delivered to the Indenture Trustee in accordance with this Section or any certificate delivered to the Indenture Trustee pursuant to Section 3.15 of the Exchange Note Servicing Supplement, and the Indenture Trustee shall be fully protected in relying upon such Servicer Certificate.

Section 8.4  Disbursement of Funds.

(a)  On each Payment Date (prior to the acceleration of the Notes following an Event of Default which has not been waived or rescinded in accordance with the provisions of Article V hereof), prior to 1:00 p.m., New York City time, the Indenture Trustee, in accordance with the related Servicer Certificate and pursuant to the instructions of the Servicer, shall transfer from the Trust Collection Account all Available Funds and shall apply such amount, in accordance with the following priorities:

(i)        to the Administrator, the Administration Fee;

(ii)       to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer under the Asset Representations Review Agreement not previously paid by the Servicer, up to a maximum of $150,000 per year;

(iii)      pro rata to the Holders of the Class A Notes for distribution in respect of interest on the Class A Notes, the Class A Noteholders' Interest Distributable Amount, for such Payment Date;

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(iv)       to the Principal Distribution Account, the Noteholders' First Priority Principal Distributable Amount for such Payment Date, which amount shall be paid in the order of priority set forth in Section 8.4(b);

(v)        to the holders of the Class B Notes for distribution in respect of interest on the Class B Notes, the Class B Noteholders' Interest Distributable Amount for such Payment Date;

(vi)       to the Principal Distribution Account, the Noteholders' Second Priority Principal Distributable Amount for such Payment Date, which amount shall be paid in the order of priority set forth in Section 8.4(b);

(vii)       to the Reserve Account, the excess, if any, of the Required Reserve Account Balance over the amount then on deposit in the Reserve Account;

(viii)      to the Principal Distribution Account, the Noteholders' Regular Principal Distributable Amount minus any amount allocated under (iv) and (vi) above, for such Payment Date, if any, which will be allocated to pay principal on the Notes in the order of priority set forth in Section 8.4(b);

(ix)        to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer under the Asset Representations Review Agreement but not paid pursuant to clause (ii) above; and

(x)         any remaining funds shall be distributed to or at the direction of the Certificateholders.

In the event that the Available Funds for a Payment Date are not sufficient to make the full amount of the payments and deposits required pursuant to clauses (i) through (vi) above on such Payment Date, the Indenture Trustee shall withdraw from the Reserve Account on such Payment Date an amount equal to such shortfall, to the extent of funds available therein, and pay or deposit such amount according to the priorities specified in clause (i) through (vi) above.

(b)  On each Payment Date, prior to 1:00 p.m., New York City time, the Paying Agent, in accordance with the related Servicer Certificate and pursuant to the instructions of the Servicer, shall transfer from the Principal Distribution Account all amounts on deposit therein and shall distribute such amounts in the following order of priority:

(i)        to the Holders of the Class A-1 Notes in respect of principal, until the Class A-1 Notes are paid in full;

(ii)       to the Holders of the Class A-2 Notes in respect of principal, until the Class A-2 Notes are paid in full, pro rata among the Class A-2a Notes and the Class A-2b Notes;

(iii)      to the Holders of the Class A-3 Notes in respect of principal, until the Class A-3 Notes are paid in full;

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(iv)       to the Holders of the Class A-4 Notes in respect of principal, until the Class A-4 Notes are paid in full; and

(v)        to the Holders of the Class B Notes in respect of principal, until the Class B Notes are paid in full.

(c)  If on any Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account, the amount on deposit in the Reserve Account exceeds the Required Reserve Account Balance, the Indenture Trustee shall distribute any such excess to or at the direction of the Certificateholder. Upon any such distributions to the Certificateholder, the Noteholders will have no further rights in, or claims to such amounts.

(d)  In addition, on the Final Scheduled Payment Date for any Class of Notes, if the Outstanding Amount of any Class of Notes remains greater than zero, the Indenture Trustee shall apply funds from the Reserve Account to repay the Outstanding Amount of such Class of Notes in full.

(e)  On each Payment Date or Redemption Date, from the amounts allocated therefor in accordance with Section 8.4(a) and Section 8.4(b), the Paying Agent shall duly and punctually distribute payments of principal and interest on the Notes due and payable by wire transfer or check mailed to the Person whose name appears as the Registered Holder of a Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of DTC (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed (or wires sent) to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that the Note be submitted for notation of payment. Any reduction in the principal amount of any Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future holders of any Note issued upon the registration of transfer thereof or in exchange hereof or in lieu hereof, whether or not noted thereon. Amounts properly withheld under the Code by any Person from payment to any Noteholder of interest or principal shall be considered to have been paid by the Indenture Trustee to such Noteholder for purposes of this Indenture. If funds are expected to be available pursuant to a notice delivered to the Indenture Trustee for payment in full of the remaining unpaid principal amount of the Notes on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify each Person who was the Registered Holder of a Note as of the Record Date preceding the most recent Payment Date or Redemption Date by notice mailed within 30 days (and not less than 15 days) of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

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(f)  On each Payment Date, the Indenture Trustee shall send by first class mail or other reasonable means (including, but not limited to, the posting on the Indenture Trustee's website at https://www.unionbank.com/commercial-bank/trust-custody/corporate-trust-services/asset-backed-servicer-reports.jsp) the Servicer Certificate prepared by the Servicer pursuant to Section 8.3 to each Person that was a Noteholder as of the close of business on the related Record Date (which shall be Cede & Co. as shown on the applicable Servicer Certificate as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described herein) and each Rating Agency (via electronic delivery in accordance with Section 11.4). Note Owners may obtain copies of such reports upon a request in writing to the Indenture Trustee at the Corporate Trust Office.

(g)  None of the Noteholders, the Indenture Trustee, the Owner Trustee, the Depositor, the Administrator or the Servicer shall be required to refund any amounts properly distributed or paid to them in accordance with this Indenture, regardless of whether there are sufficient funds on any subsequent Payment Date to make in full distributions to the Noteholders.

Section 8.5  General Provisions Regarding Accounts.

(a)  So long as no Event of Default shall have occurred and be continuing, all of the funds in the Trust Collection Account (if the Servicer is required to deposit collections in the Trust Collection Account within two Business Days of receipt) and the Reserve Account shall be invested and reinvested by the Indenture Trustee, until the Outstanding Note Amount has been reduced to zero, at the direction of the Administrator, in Permitted Investments selected by the Administrator which mature no later than the Payment Date succeeding the date of such investment. No such investment shall be sold prior to maturity. Net investment earnings on any Account shall be deposited into the Trust Collection Account.

(b)  Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Account resulting from any loss on any Permitted Investment included therein, except for losses attributable to the Indenture Trustee's failure to make payments on any such Permitted Investments issued by the Indenture Trustee in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c)  If (i) the Administrator shall have failed to give investment directions for any funds on deposit in the Trust Collection Account to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Administrator and the Indenture Trustee), on any Business Day or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 or (iii) the Notes shall have been declared due and payable following an Event of Default and amounts collected or receivable from the Collateral are being applied in accordance with Section 5.5 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in investments that are Permitted Investments specified in clause (a) of the definition thereof.

(d)  The Indenture Trustee will furnish the Administrator periodic cash transaction statements which include detail for all investment transactions effected by the Indenture Trustee or brokers selected by the Administrator or any investment advisor. Upon the Administrator’s election, such statements will be delivered via the Indenture Trustee’s Online Trust and Custody service and upon electing such service, paper statements will be provided only upon request. The Administrator waives the right to receive brokerage confirmations of security transactions effected by the Indenture Trustee as they occur, to the extent permitted by law. The Administrator further understands that trade confirmations for securities transactions effected by the Indenture Trustee will be available upon request and at no additional cost and other trade confirmations may be obtained from the applicable broker.

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Section 8.6  Release of Collateral.

(a)  Subject to Section 2.8, the payment of its fees and expenses under Section 6.7 and the satisfaction of the conditions set forth in Section 4.1, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b)  The Indenture Trustee shall, at such time as there are no Notes Outstanding, and all sums due the Indenture Trustee pursuant to Section 6.7 have been paid release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Issuing Entity or any other Person entitled thereto any funds then on deposit in the Accounts. Such release shall include delivery to the Issuing Entity or its designee of the Exchange Note and release of the lien of this Indenture and transfer of dominion and control over the Accounts to the Issuing Entity or its designee. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section only upon receipt of an Issuing Entity Request.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.1  Supplemental Indentures without Consent of Noteholders.

(a)  Except as provided in Section 9.2, without the consent of the Noteholders or any other Person, the Issuing Entity and the Indenture Trustee (when so directed by an Issuing Entity Request), may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purpose of modifying in any manner the rights of the Noteholders under this Indenture; provided that (i) any supplement that materially and adversely affects the interests of the Noteholders shall require the consent of Noteholders evidencing not less than a majority of the aggregate outstanding principal amount of the Outstanding Notes, voting as a single class, and (ii) any supplement that materially and adversely affects the interests of the Indenture Trustee, the Owner Trustee, the Servicer, the Certificateholders or the Administrator shall require the prior written consent of the Persons whose interests are materially and adversely affected; provided further, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, (A) affect the treatment of the Notes as debt for federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (C) cause the Issuing Entity, the Depositor or the Titling Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. A supplement shall be deemed not to materially and adversely affect the interests of the Noteholders if the Rating Agency Condition is satisfied with respect to such supplement. The consent of the Servicer, the Certificateholders or the Administrator shall be deemed to have been given if the Servicer does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given.

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(b)  It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed supplement, but it shall be sufficient if such Person consents to the substance thereof.

(c)  Notwithstanding anything herein to the contrary, any term or provision of this Indenture may be amended by the Issuing Entity and the Indenture Trustee (when so directed by an Issuing Entity Request) without the consent of any of the Noteholders or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

(d)  Prior to the execution of any supplemental indenture, the Issuing Entity shall provide each Rating Agency with written notice of the substance of such supplement. No later than 10 Business Days after the execution of any supplemental indenture, the Issuing Entity shall furnish a copy of such supplement to each Rating Agency, the Servicer, the Administrator, the Owner Trustee and the Indenture Trustee.

(e)  The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations as may be therein contained.

(f)  Promptly after the execution by the Issuing Entity and the Indenture Trustee of any supplemental indenture pursuant to this Section or Section 9.2, the Indenture Trustee shall transmit to the Noteholders to which such amendment or supplemental indenture relates a notice (to be provided by the Issuing Entity) setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to transmit such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.2  Supplemental Indentures with Consent of Noteholders. With the consent of Noteholders holding not less than a majority of the Outstanding Note Amount, the Issuing Entity and the Indenture Trustee, when directed by an Issuing Entity Request, may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purpose of modifying in any manner the rights of the Noteholders under this Indenture; provided, that no supplemental indenture entered into under Section 9.1 or this Section shall, without the consent of the Noteholder of each Outstanding Note affected thereby and prior notice to the Rating Agencies:

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(a)  change the date of payment of any installment of principal of or interest on any Note, reduce the interest rate or principal amount of any Note, or delay the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note;

(b)  reduce the percentage of the Outstanding Note Amount, the consent of the Noteholders of which is required for any such supplemental indenture or the consent of the Noteholders of which is required for any waiver of compliance with provisions of this Indenture or Events of Default hereunder and the consequences provided for in this Indenture;

(c)  modify or alter the provisions of the proviso to the definition of the term "Outstanding";

(d)  reduce the percentage of the Outstanding Note Amount required to direct the Indenture Trustee to direct the Issuing Entity to sell the Trust Estate pursuant to Section 5.4, if the proceeds of such sale would be insufficient to pay the Outstanding Note Amount plus accrued but unpaid interest on the Notes;

(e)  permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture; or

(f)  impair the right to institute suit for the enforcement of payment as provided in Section 5.7.

Any such supplemental indenture shall be executed only upon delivery of an Opinion of Counsel delivered to the Indenture Trustee to the effect that such action shall not (A) affect the treatment of the Notes as debt for federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (C) cause the Issuing Entity, the Depositor or the Titling Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

Section 9.3  Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent under this Indenture for the execution of the supplemental indenture have been complied with. The Indenture Trustee may but shall not be obligated to enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or indemnities under this Indenture or otherwise.

Notwithstanding anything in this Indenture to the contrary, no supplemental indenture shall be effective without the prior written consent of the Asset Representations Reviewer if the supplemental indenture would adversely modify the amount or timing of distributions to be made to the Asset Representations Reviewer under this Indenture. The Indenture Trustee shall have no responsibility for determining whether any supplemental indenture would adversely modify the amount or timing of distributions to be made to the Asset Representations Reviewer under this Indenture.

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Section 9.4  Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuing Entity and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.5  Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuing Entity or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

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ARTICLE X

REDEMPTION OF NOTES

Section 10.1  Redemption. The Outstanding Notes are subject to redemption in whole, but not in part, at the direction of the Servicer pursuant to Section 15.1 of the Exchange Note Servicing Supplement, on any Payment Date on which the Servicer exercises its option to purchase the Trust Estate pursuant to said Section 15.1, for a purchase price equal to the Redemption Price; provided that the Issuing Entity has available funds sufficient to pay the Redemption Price. The Servicer or the Issuing Entity shall furnish the Rating Agencies notice of such redemption. If the Outstanding Notes are to be redeemed pursuant to this Section, the Servicer or the Issuing Entity shall furnish notice of such election to the Indenture Trustee not later than the close of business on the first calendar day of the month in which the Redemption Date occurs and the Issuing Entity shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Indenture Trustee in the Principal Distribution Account the Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2 to each Holder of the Notes.

Section 10.2  Form of Redemption Notice. Notice of redemption under Section 10.1 shall be transmitted by the Indenture Trustee to DTC not later than 10 days prior to the applicable Redemption Date, to each Holder of Notes as of the close of business on the Record Date preceding the applicable Redemption Date at such Holder's address or facsimile number appearing in the Note Register.

All notices of redemption shall state:

(a)  the Redemption Date;

(b)  the Redemption Price;

(c)  the place where the Notes to be redeemed are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuing Entity to be maintained as provided in Section 3.2); and

(d)  applicable "CUSIP" numbers.

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuing Entity. Failure to give notice of redemption (or any defect therein) to any Noteholder shall not impair or affect the validity of the redemption of any other Note.

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Section 10.3  Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.2, become due and payable on the Redemption Date at the Redemption Price and (unless the Issuing Entity shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE XI

MISCELLANEOUS

Section 11.1  Compliance Certificates and Opinions.

(a)  Upon any application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (iii) in the case of conditions precedent compliance with which is subject to verification by accountants, a certificate or opinion of an accountant that satisfies TIA Section 314(c)(3).

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)        a statement that each signatory of such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)      a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)      a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)  In addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture:

(i)        Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuing Entity of the Collateral or other property or securities to be so deposited.

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(ii)       Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuing Entity shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current calendar year of the Issuing Entity, as set forth in the certificates delivered pursuant to clause (i) above and this clause, is 10% or more of the Outstanding Note Amount, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuing Entity as set forth in the related Officer's Certificate is less than $25,000 or less than 1% of the Outstanding Note Amount.

(iii)      Other than with respect to any release described in clause (A) or (B) of Section 11.1(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)       Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuing Entity shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value of the property or securities and of all other property, or securities (other than property described in clauses (A) or (B) of Section 11.1(b)(v)) released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the Officer's Certificates required by clause (iii) above and this clause, equals 10% or more of the Outstanding Note Amount, but such Officer's Certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than 1% of the Outstanding Note Amount.

(v)        Notwithstanding Section 2.8 or any other provision of this Section, the Issuing Entity may without compliance with the requirements of other provisions of this Section (A) collect, liquidate, sell or otherwise dispose of the Collateral as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Transaction Documents, so long as the Issuing Entity shall make available to the Indenture Trustee every six months, commencing January 2017, at https://via.intralinks.com/, or such other website or distribution service or provider as the Issuing Entity shall designate by written notice to the Indenture Trustee, an Officer's Certificate of the Issuing Entity stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuing Entity's business and that the proceeds thereof were applied in accordance with the Transaction Documents.

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Section 11.2  Form of Documents Delivered to the Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of or representations by an officer or officers of the Administrator, the Depositor or the Issuing Entity, stating that the information with respect to such factual matters is in the possession of the Administrator, the Depositor or the Issuing Entity.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 11.3  Acts of Noteholders.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section.

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(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)  The ownership of Notes shall be proved by the Note Register.

(d)  Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Note shall bind the holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.4  Notices. All demands, requests, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by telecopier, and addressed in each case as follows: (i) if to the Issuing Entity, at the Corporate Trust Office of the Owner Trustee, with a copy to the Administrator, at 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442 (telecopier no. (954) 429-2685, Attention: Treasurer), with a copy to the Indenture Trustee; (ii) if to the Indenture Trustee, to its Corporate Trust Office; (iii) if to the Owner Trustee, to its Corporate Trust Office; (iv) if to the Rating Agencies, to the Depositor, which shall promptly post such demand, notice or communication to the website maintained by the depositor for notifications to nationally recognized statistical rating organizations; (v) if to the Depositor, to World Omni Auto Leasing LLC, 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Telecopy: (954) 429-2685, Email: eric.gebhard@jmfamily.com, Attention: Treasurer; or (vi) at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

In addition to the foregoing, the Indenture Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If a party elects to give the Indenture Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), the Indenture Trustee’s understanding of such instructions shall be determined in accordance with Section 6.1(b)(ii). The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction; provided, that the Indenture Trustee will not be relieved from liability for its own bad faith, negligence or wilfull misconduct. Except as provided above in this paragraph, the party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Notwithstanding the foregoing, with the consent of the appropriate party to this Indenture, the obligations of World Omni and any Affiliate of World Omni to deliver or provide any demand, delivery, notice, communication or instruction to such party other than a Noteholder shall be satisfied by World Omni or such Affiliate, as the case may be, making such demand, delivery, notice, communication or instruction available at https://via.intralinks.com/, or such other website or distribution service or provider as World Omni or such Affiliate, as applicable, shall designate by written notice to the other parties hereto.

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The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders or Note Owners to the Issuing Entity and the Servicer and, if such notice is a Reallocation Request, to World Omni and ALF LLC.

Section 11.5  Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest and not earlier than the earliest date prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to each Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

If the Seller, the Depositor or the Indenture Trustee receives a Reallocation Request from a Noteholder or Note Owner as a result of a breach of a representation or warranty pursuant to the Exchange Note Sale Agreement and the Seller does not cause the reallocation of the Transaction Unit related to such Reallocation Request within 180-days of the receipt of such Reallocation Request, at the direction of the Administrator, the Indenture Trustee shall deliver a notice to the related Noteholder or Note Owner indicating that the Reallocation Request is unresolved.

Section 11.6  Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

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Section 11.7  Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

Section 11.8  Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.9  Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders (and, with respect to Sections 8.3 and 8.4, the Certificateholders), any other party secured hereunder and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.10  Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.11  Governing Law. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.12  Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.13  Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity accompanied by an Opinion of Counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

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Section 11.14  Trust Obligation; No Recourse. Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee, the Administrative Agent or the Owner Trustee in their respective individual capacities, (ii) any Certificateholder or any other owner of a beneficial interest in the Issuing Entity, (iii) the Servicer, the Administrator or the Titling Trust or (iv) any partner, owner, beneficiary, agent, officer, director, employee, successor or assign of any Person described in clauses (i), (ii) and (iii) above, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Administrative Agent and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Section 11.15  No Petition. With respect to each Bankruptcy Remote Party, each of the Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations under each Financing (i) no party hereto shall authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

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Section 11.16  Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuing Entity, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) U.S. Bank Trust National Association has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuing Entity in this Agreement and (e) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Agreement or any other related documents.

Section 11.17  TIA Incorporation and Conflicts. The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

Section 11.18  Intent.

(a)  It is the intent of the Issuing Entity that the Notes constitute indebtedness for all financial accounting purposes and the Issuing Entity agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed, to treat the Notes as indebtedness for all financial accounting purposes.

(b)  It is the intent of the Issuing Entity that the Notes constitute indebtedness of the Issuing Entity for all tax purposes and the Issuing Entity agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed to treat the Notes as indebtedness for all tax purposes.

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Section 11.19  Each Exchange Note Separate; Assignees of the Exchange Note. Each of the Indenture Trustee, by entering into this Indenture, and each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that (a) the Closed-End Collateral Specified Interest is a separate series of the Titling Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., (b) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to (i) the Exchange Note or the related 2016-A Reference Pool shall be enforceable against such Reference Pool only and not against any Other Reference Pool or the Warehouse Facility Pool or any Unencumbered Reference Pool and (ii) any Other Exchange Note, any Other Reference Pool, the Warehouse Facility Pool or any Unencumbered Reference Pool shall be enforceable against such Other Exchange Note, Other Reference Pools, the Warehouse Facility Pool or Unencumbered Reference Pool only, as applicable, and not against the Exchange Note or any Closed-End Units included in the 2016-A Reference Pool, (c) except to the extent required by law, the Closed-End Units included in the Warehouse Facility Pool, Closed-End Units included in any Unencumbered Reference Pool or Closed-End Units included in any Other Reference Pool with respect to any Other Exchange Note (other than the Exchange Note transferred hereunder which is related to the 2016-A Reference Pool) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Exchange Note in respect of such claim, (d) no creditor or holder of a claim relating to (i) the Exchange Note or the related 2016-A Reference Pool shall be entitled to maintain any action against or recover any assets allocated to any Other Reference Pool, the Warehouse Facility Pool, any Unencumbered Reference Pool or any Other Exchange Note or the assets allocated thereto, and (ii) any Other Reference Pool, the Warehouse Facility Pool, any Unencumbered Reference Pool or any Other Exchange Note other than the Exchange Note related to the 2016-A Reference Pool shall be entitled to maintain any action against or recover any assets allocated to the 2016-A Reference Pool, and (e) any purchaser, assignee or pledgee of an interest in the 2016-A Reference Pool or, the Exchange Note, must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Titling Trust a non-petition covenant substantially similar to that set forth in Section 11.10 of the Titling Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of any Other Exchange Note to release all claims to the assets of the Titling Trust allocated to the Warehouse Facility Pool, any Unencumbered Reference Pool and each Other Reference Pool and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Titling Trust allocated to the Warehouse Facility Pool, any Unencumbered Reference Pool and each Other Reference Pool. Pursuant to Section 3.1(a) of the Intercreditor Agreement, on the date hereof, each party hereto shall enter into a Joinder Agreement to the Intercreditor Agreement as a new Interest Holder, and shall deliver an executed copy of such Joinder Agreement to each party to the Intercreditor Agreement.

Section 11.20  Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)  submits for itself and its property in any legal action or proceeding relating to this Indenture or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 11.4 of this Indenture;

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(d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)  to the extent permitted by applicable law, waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Indenture, any other Transaction Document, or any matter arising hereunder or thereunder.

Section 11.21  Subordination of Claims. Each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that, to the extent such Person is deemed to have any interest in any assets of the Depositor, or a securitization vehicle (other than the Issuing Entity) related to the Depositor, dedicated to other debt obligations of the Depositor or debt obligations of any other securitization vehicle (other than the Issuing Entity) related to the Depositor, such Person's interest in those assets is subordinate to claims or rights of such other debtholders to those other assets. Furthermore, each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that such agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

Section 11.22  Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuing Entity, the Depositor or any of their Affiliates, at the expense of the Servicer, the Issuing Entity, the Depositor or any of their Affiliates, as applicable, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

Section 11.23  Regulation AB Information To Be Provided By The Indenture Trustee.

(a)  For so long as the Issuing Entity is required to report under the Exchange Act, the Indenture Trustee shall (i) on or before the fifth Business Day of each month, provide to the Depositor, in writing, such information regarding the Indenture Trustee as is requested by the Depositor (if any) for the purpose of compliance with Item 1117 of Regulation AB; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Depositor, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Depositor, in writing, such updated information.

(b)  As soon as available but no later than March 1 of each calendar year for so long as the Issuing Entity is required to report under the Exchange Act, commencing in 2017, the Indenture Trustee shall:

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(i)        deliver to the Depositor a report regarding the Indenture Trustee's assessment of compliance with the Servicing Criteria specified in Exhibit C during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit C or such criteria as mutually agreed upon by the Depositor and the Indenture Trustee and include disclosure of any material instance of non-compliance identified by the Indenture Trustee (provided, that to the extent the Indenture Trustee identifies any material instance of non-compliance, the Indenture Trustee shall disclose to the Depositor whether such material instance of non-compliance relates to the Transaction Units or the Notes and whether and to what extent the Indenture Trustee has instituted steps to remediate such material instance of non-compliance);

(ii)       deliver to the Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii)      deliver to the Depositor and any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Issuing Entity or the Depositor substantially in the form attached hereto as Exhibit D or such form as mutually agreed upon by the Depositor and the Indenture Trustee.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

Section 11.24  CONSENT TO AMENDMENTS. As described under the heading “Description of the Transaction Documents—Insurance on Leased Vehicles” in the prospectus, dated July 12, 2016, related to the Notes, following the Closing Date, the Servicer intends to amend Section 3.7(c) of the Servicing Agreement to eliminate its obligation to monitor insurance during the term of any Closed-End Lease and its obligation to remit the amounts described in Section 3.7(c) of the Servicing Agreement. The Issuing Entity, as holder of the Exchange Note, consents to and approves, and by its purchase or acceptance of a Note or any beneficial interest therein, each Noteholder and Note Owner shall be deemed to have consented to and approved, an amendment to (a) Section 3.7(c) of the Servicing Agreement to remove or amend in any manner the obligation of the Servicer to monitor insurance during the term of any Closed-End Lease and the Servicer’s obligation to remit the amounts described in Section 3.7(c) of the Servicing Agreement and (b) make any other changes to the Transaction Documents or the Basic Documents necessary to effect the intent of the preceding amendments, in each case, without any further action or consent by the Issuing Entity or any Noteholder or Note Owner.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Issuing Entity and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2016-A, AS ISSUING ENTITY

By:	U.S. Bank Trust National Association,
not in its individual capacity but
solely as Owner Trustee

By:	/s/ Christopher J. Nuxoll
Name:	Christopher J. Nuxoll
Title:	Vice President

MUFG UNION BANK, N.A.,
as Indenture Trustee

By:	/s/ Rafael E. Miranda
Name:	Rafael E. Miranda
Title:	Vice President

S-1

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in this Indenture, the Issuing Entity hereby represents, warrants, and covenants to the Indenture Trustee as follows on the Closing Date:

1.           The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other Adverse Claims and is enforceable as such as against creditors of and purchasers from the Issuing Entity.

2.           The Exchange Note constitutes a "general intangible," "instrument," "certificated security," or "tangible chattel paper," within the meaning of the applicable UCC. The Accounts and all subaccounts thereof, constitute either deposit accounts or securities accounts.

3.           All of the Collateral that constitutes securities entitlements has been or will have been credited to one of the Accounts. The securities intermediary for each Account has agreed to treat all assets credited to the Accounts as "financial assets" within the meaning of the applicable UCC.

4.           The Issuing Entity owns and has good and marketable title to the Collateral free and clear of any Adverse Claims, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Adverse Claim attaches is not impaired during the pendency of such proceeding.

5.           The Issuing Entity has received all consents and approvals to the grant of the security interest in the Collateral hereunder to the Indenture Trustee required by the terms of the Collateral that constitutes instruments or payment intangibles.

6.           The Issuing Entity has received all consents and approvals required by the terms of the Collateral that constitutes securities entitlements, certificated securities or uncertificated securities to the transfer to the Indenture Trustee of its interest and rights in the Collateral hereunder.

7.           The Issuing Entity has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.

Sch. I-1

8.           With respect to Collateral that constitutes an instrument or tangible chattel paper, either:

(i)          All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

(ii)         Such instruments or tangible chattel paper are in the possession of a custodian and the Indenture Trustee has received a written acknowledgment from such custodian that such custodian is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

(iii)        A custodian received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from such custodian that such custodian is acting solely as agent of the Indenture Trustee.

9.           With respect to the Accounts and all subaccounts thereof that constitute deposit accounts, either:

(i)          The Issuing Entity has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in the Accounts without further consent by the Issuing Entity; or

(ii)         The Issuing Entity has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Accounts.

10.         With respect to Collateral that constitute securities accounts or securities entitlements, either:

(i)          The Issuing Entity has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Collateral to the Indenture Trustee; or

(ii)         The Issuing Entity has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Accounts without further consent by the Issuing Entity; or

(iii)        The Issuing Entity has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in the Accounts.

Sch. I-2

11.         With respect to Collateral that constitutes certificated securities (other than securities entitlements), all original executed copies of each security certificate that constitutes or evidences the Collateral have been delivered to the Indenture Trustee, and each such security certificate either (i) is in bearer form, (ii) has been indorsed by an effective indorsement to the Indenture Trustee or in blank, or (iii) has been registered in the name of the Indenture Trustee. Other than the transfer of the Exchange Note from ALF LLC to the Depositor under the Exchange Note Sale Agreement, the transfer of the Exchange Note from the Depositor to the Issuing Entity under the Exchange Note Transfer Agreement and the security interest in the Collateral granted to the Indenture Trustee pursuant to the Indenture, none of ALF LLC, the Depositor or the Issuing Entity has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral or the Accounts or any subaccounts thereof. The Issuing Entity has not authorized the filing of, and is not aware of, any financing statements against the Issuing Entity that include a description of collateral covering the Collateral or the Accounts or any subaccount thereof other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.

12.         None of the instruments, certificated securities or tangible chattel paper that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

13.         Neither the Accounts nor any subaccounts thereof are in the name of any person other than the Issuing Entity or the Indenture Trustee. The Issuing Entity has not consented to the securities intermediary of any Account to comply with entitlement orders of any person other than the Indenture Trustee.

Sch. I-3

EXHIBIT A1

FORM OF CLASS A NOTE

REGISTERED	$___________________
No. R-_______	CUSIP NO. ___________
ISIN NO. ____________

SEE REVERSE FOR CERTAIN DEFINITIONS

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

TRANSFERS OF THE NOTES MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.

THE HOLDER, BY ACCEPTANCE OF THIS NOTE, SHALL BE DEEMED TO HAVE AGREED TO TREAT THE NOTES AS DEBT SOLELY OF THE ISSUING ENTITY FOR UNITED STATES FEDERAL, STATE AND LOCAL INCOME, FRANCHISE AND ANY OTHER TAXES IMPOSED UPON, MEASURED BY OR BASED UPON GROSS OR NET INCOME.

BY ACQUIRING A NOTE, EACH INITIAL PURCHASER, TRANSFEREE AND OWNER OF A BENEFICIAL INTEREST IN SUCH NOTE WILL BE DEEMED TO REPRESENT THAT EITHER (1) IT IS NOT ACQUIRING THE NOTES WITH THE ASSETS OF (i) an "employee benefit plan" SUBJECT TO TITLE I OF the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) a "plan" SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (iii) any entity whose underlying assets include "plan assets" BY REASON OF A PLAN’S INVESTMENT IN THE ENTITY or (iv) any plan THAT IS subject to ANY FEDERAL, STATE OF LOCAL LAW THAT IS, TO A MATERIAL EXTENT, similar to THE FOREGOING PROVISIONS OF ERISA or the Code ("Similar Law") OR (2) THE ACQUISITION AND HOLDING OF THE CLASS [A-1][A-2a][A-2b][A-3][A-4] NOTES WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

Ex. A1-1

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2016-A

[[_____]%]1 [Floating Rate]2 Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Asset Backed Notes, Series 2016-A

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2016-A, a Delaware statutory trust (including any permitted successors and assigns, the "Issuing Entity"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _____________________ Dollars ($_____) in monthly installments on the 15th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on August 15, 2016 (each, a "Payment Date") until the principal of this Note is paid or made available for payment, and to pay interest on each Payment Date on the Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date or if no interest has yet been paid, at [the rate per annum shown above]3 [One-Month LIBOR plus 0.41%, provided, that for any Interest Period for which the sum of One-Month LIBOR + 0.41% is less than 0.00%, the interest rate shall be deemed to be 0.00%]4 (the "Interest Rate"), in each case as and to the extent described below; provided, however, that the entire Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Note Balance shall be due and payable on the earlier of [July 17, 2017]5 [February 15, 2019]6 [August 15, 2019]7 [January 17, 2022]8 (the "Final Scheduled Payment Date") and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture. [Principal payable with respect to the Class A-2 Notes shall be made pro rata between the Class A-2a Notes and the Class A-2b Notes.] Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or, in the case of the initial Payment Date or if no interest has yet been paid, from and including the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of [actual days elapsed and a 360-day year]9 [a 360-day year of twelve 30-day months]10. The Issuing Entity shall pay interest on overdue installments of interest at the Interest Rate to the extent lawful. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

[1]	Insert for the Class A-1 Notes, A-2a Notes, A-3 Notes and A-4 Notes.

[2]	Insert for the Class A-2b Notes.

[3]	Insert for the Class A-1 Notes, A-2a Notes, A-3 Notes and A-4 Notes.

[4]	Insert for the Class A-2b Notes.

[5]	Insert for the Class A-1 Notes.

[6]	Insert for the Class A-2 Notes.

[7]	Insert for the Class A-3 Notes.

[8]	Insert for the Class A-4 Notes.

[9]	Insert for the Class A-1 Notes and the Class A-2b Notes.

[10]	Insert for the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes.

Ex. A1-2

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

Ex. A1-3

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or by facsimile, by its Authorized Officer as of the date set forth below.

Dated: ____________, 2016

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2016-A,

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:
Ex. A1-4

INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated: ____________, 2016

MUFG UNION BANK, N.A.,
as Indenture Trustee

By:
Name:
Title:

Ex. A1-5

REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its "[[_____]%]11 [“Floating Rate”]12 Class [A-1] [A-2a] [A-2b] [A-3] [A-4] Asset Backed Notes, Series 2016-A" (herein called the "Notes") issued under an Indenture, dated as of July 20, 2016 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuing Entity and MUFG Union Bank, N.A., as trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. However, to the extent provided in the Indenture and prior to an acceleration of the principal amount of the Notes after an Event of Default, each Class will receive principal payments sequentially so no principal payments shall be made in respect of the Class A-2 Notes until the Class A-1 Notes have been paid in full, and no principal payments shall be made in respect of the Class A-3 Notes until the Class A-2 Notes have been paid in full, and no principal payments shall be made in respect of the Class A-4 Notes until the Class A-3 Notes have been paid in full. [Principal payable with respect to the Class A-2 Notes shall be made pro rata between the Class A-2a Notes and the Class A-2b Notes.] All covenants and agreements made by the Issuing Entity in the Indenture are for the benefit of the Holders of the Notes.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, the entire unpaid principal amount of this Note will be payable on the earlier of the Final Scheduled Payment and the Redemption Date, if any, selected pursuant to the Indenture. Notwithstanding the foregoing, under certain circumstances, the entire unpaid principal amount of the Notes shall be due and payable following the occurrence and continuance of an Event of Default, as described in the Indenture. In such an event, principal payments on the Class A-1 Notes shall be made first and principal payments on the remaining Classes of Notes shall be made pro rata to the Noteholders entitled thereto.

[11]	Insert for the Class A-1 Notes, Class A-2a Notes, Class A-3 Notes and Class A-4 Notes.

[12]	Insert for the Class A-2b Notes.

Ex. A1-6

Payments of principal and interest on this Note due and payable on each Payment Date or Redemption Date shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of The Depository Trust Company (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed within five days of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuing Entity pursuant to the Indenture. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that, to the extent such Person is deemed to have any interest in any assets of the Depositor, or a securitization vehicle (other than the Issuing Entity) related to the Depositor, dedicated to other debt obligations of the Depositor or debt obligations of any other securitization vehicle (other than the Issuing Entity) related to the Depositor, such Person's interest in those assets is subordinate to claims or rights of such other debtholders to those other assets. Furthermore, each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that such agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

Ex. A1-7

It is the intent of the Issuing Entity that the Notes constitute indebtedness for all financial accounting and tax purposes and the Issuing Entity agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed, to treat the Notes as indebtedness for all financial accounting and tax purposes.

The Notes represent obligations of the Issuing Entity only and do not represent interests in, recourse to or obligations of the Depositor, the Servicer, ALF LLC, or any of their respective Affiliates.

Each Noteholder or Note Owner, by its acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, agrees to provide to the Person from whom it receives payments on the Notes (including the Paying Agent) the Noteholder Tax Identification Information and, upon request, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each Noteholder or Note Owner, by its acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, agrees that the Indenture Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of the preceding sentence.

With respect to each Bankruptcy Remote Party, each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations under each Financing (i) such Noteholder or Note Owner shall not authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such Noteholder or Note Owner shall not commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. Each Noteholder or Note Owner agrees that, prior to the date which is one year and one day after the payment in full of all obligations under each Financing, it will not institute against, or join any other Person in instituting against, any Bankruptcy Remote Party an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceeding under the laws of the United States or any State of the United States.

Prior to the due presentment for registration of transfer of this Note, the Owner Trustee, the Indenture Trustee and any agent of the Owner Trustee or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Owner Trustee, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

Ex. A1-8

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Noteholders under the Indenture at any time by the Issuing Entity with the consent of Noteholders representing not less than a majority of the Outstanding Note Amount. The Indenture also contains provisions permitting Noteholders representing specified percentages of the Outstanding Note Amount, on behalf of all Noteholders, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past Events of Default and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuing Entity and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that (a) the Exchange Note is a separate series of the Titling Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del.Code Section 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Exchange Note and the Reference Pool shall be enforceable against the Reference Pool only, and not against any Other Exchange Note Assets or the Warehouse Facility Pool and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other Exchange Notes, any Other Reference Pool or the Warehouse Facility Pool shall be enforceable against such Other Reference Pool or the Warehouse Facility Pool only, as applicable, and not against the Exchange Note or the Reference Pool, (c) except to the extent required by law, the Warehouse Facility Assets or the Other Exchange Notes Assets shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Exchange Note in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Exchange Note or the Reference Pool shall be entitled to maintain any action against or recover any assets allocated to the Warehouse Facility Pool or any Other Exchange Notes or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the Warehouse Facility, the Warehouse Facility Pool or any Other Exchange Note or any Other Exchange Note Assets shall be entitled to maintain any action against or recover any assets allocated to the Exchange Note, and (e) any purchaser, assignee or pledgee of an interest in the Exchange Note must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Titling Trust a non-petition covenant substantially similar to that set forth in Section 11.10 of the Titling Trust Agreement, and (ii) execute an agreement for the benefit of each Lender from time to time of the Warehouse Facility or each holder, assignee or pledge from time to time of any Other Exchange Note, to release all claims to the assets of the Titling Trust allocated to the Warehouse Facility Portfolio and each Other Reference Pool and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Titling Trust allocated to the Warehouse Facility Portfolio and each Other Reference Pool.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate and in the coin or currency herein prescribed.

Ex. A1-9

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_______________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________________________________ (name and address of assignee) the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:1 Signature Guaranteed: __________________________

[1]	The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Ex. A1-10

EXHIBIT A2

FORM OF CLASS B NOTE

REGISTERED	$45,445,000
No. R-1	CUSIP NO. 98161FAF2
ISIN NO. US98161FAF27

SEE REVERSE FOR CERTAIN DEFINITIONS

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

TRANSFERS OF THE NOTES MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.

THE HOLDER, BY ACCEPTANCE OF THIS NOTE, SHALL BE DEEMED TO HAVE AGREED TO TREAT THE NOTES AS DEBT SOLELY OF THE ISSUING ENTITY FOR UNITED STATES FEDERAL, STATE AND LOCAL INCOME, FRANCHISE AND ANY OTHER TAXES IMPOSED UPON, MEASURED BY OR BASED UPON GROSS OR NET INCOME.

BY ACQUIRING A NOTE, EACH INITIAL PURCHASER, TRANSFEREE AND OWNER OF A BENEFICIAL INTEREST IN SUCH NOTE WILL BE DEEMED TO REPRESENT THAT EITHER (1) IT IS NOT ACQUIRING THE NOTES WITH THE ASSETS OF (i) AN "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), (II) A "PLAN" SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF A PLAN’S INVESTMENT IN THE ENTITY OR (IV) ANY PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OF LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") OR (2) THE ACQUISITION AND HOLDING OF THE CLASS B NOTES WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

Ex. A2-1

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2016-A

1.85% Class B Asset Backed Notes, Series 2016-A

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2016-A, a Delaware statutory trust (including any permitted successors and assigns, the "Issuing Entity"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FORTY-FIVE MILLION FOUR HUNDRED FORTY-FIVE THOUSAND DOLLARS ($45,445,000.00) in monthly installments on the 15th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on August 15, 2016 (each, a "Payment Date") until the principal of this Note is paid or made available for payment, and to pay interest on each Payment Date on the Class B Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date or if no interest has yet been paid, at the rate per annum shown above (the "Interest Rate"), in each case as and to the extent described below; provided, however, that the entire Class B Note Balance shall be due and payable on the earlier of January 17, 2022 (the "Final Scheduled Payment Date") and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or, in the case of the initial Payment Date or if no interest has yet been paid, from and including the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuing Entity shall pay interest on overdue installments of interest at the Interest Rate to the extent lawful. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

Ex. A2-2

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or by facsimile, by its Authorized Officer as of the date set forth below.

Dated: July 20, 2016

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2016-A,

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:
Ex. A2-3

INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated: July 20, 2016

MUFG UNION BANK, N.A.,
as Indenture Trustee

By:
Name:
Title:

Ex. A2-4

REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its "1.85% Class B Asset Backed Notes, Series 2016-A" (herein called the "Notes") issued under an Indenture, dated as of July 20, 2016 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuing Entity and MUFG Union Bank, N.A., as trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Class B Notes are subordinate to the Class A Notes issued pursuant to the Indenture to the extent provided in the Basic Documents. All covenants and agreements made by the Issuing Entity in the Indenture are for the benefit of the Holders of the Notes.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, the entire unpaid principal amount of this Note will be payable on the earlier of the Final Scheduled Payment and the Redemption Date, if any, selected pursuant to the Indenture. Notwithstanding the foregoing, under certain circumstances, the entire unpaid principal amount of the Notes shall be due and payable following the occurrence and continuance of an Event of Default, as described in the Indenture.

Payments of principal and interest on this Note due and payable on each Payment Date or Redemption Date shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of The Depository Trust Company (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed within five days of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

Ex. A2-5

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuing Entity pursuant to the Indenture. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that, to the extent such Person is deemed to have any interest in any assets of the Depositor, or a securitization vehicle (other than the Issuing Entity) related to the Depositor, dedicated to other debt obligations of the Depositor or debt obligations of any other securitization vehicle (other than the Issuing Entity) related to the Depositor, such Person's interest in those assets is subordinate to claims or rights of such other debtholders to those other assets. Furthermore, each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that such agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

It is the intent of the Issuing Entity that the Notes constitute indebtedness for all financial accounting and tax purposes and the Issuing Entity agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed, to treat the Notes as indebtedness for all financial accounting and tax purposes (except the Class B Notes when held by the Depositor or a person considered the issuer (or the same person as the issuer) for federal income tax purposes of such Class B Notes).

The Notes represent obligations of the Issuing Entity only and do not represent interests in, recourse to or obligations of the Depositor, the Servicer, ALF LLC, or any of their respective Affiliates.

Ex. A2-6

Each Noteholder or Note Owner, by its acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, agrees to provide to the Person from whom it receives payments on the Notes (including the Paying Agent) the Noteholder Tax Identification Information and, upon request, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each Noteholder or Note Owner, by its acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, agrees that the Indenture Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of the preceding sentence.

With respect to each Bankruptcy Remote Party, each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations under each Financing (i) such Noteholder or Note Owner shall not authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such Noteholder or Note Owner shall not commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. Each Noteholder or Note Owner agrees that, prior to the date which is one year and one day after the payment in full of all obligations under each Financing, it will not institute against, or join any other Person in instituting against, any Bankruptcy Remote Party an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceeding under the laws of the United States or any State of the United States.

Prior to the due presentment for registration of transfer of this Note, the Owner Trustee, the Indenture Trustee and any agent of the Owner Trustee or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Owner Trustee, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Noteholders under the Indenture at any time by the Issuing Entity with the consent of Noteholders representing not less than a majority of the Outstanding Note Amount. The Indenture also contains provisions permitting Noteholders representing specified percentages of the Outstanding Note Amount, on behalf of all Noteholders, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past Events of Default and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuing Entity and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

Ex. A2-7

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that (a) the Exchange Note is a separate series of the Titling Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del.Code Section 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Exchange Note and the Reference Pool shall be enforceable against the Reference Pool only, and not against any Other Exchange Note Assets or the Warehouse Facility Pool and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other Exchange Notes, any Other Reference Pool or the Warehouse Facility Pool shall be enforceable against such Other Reference Pool or the Warehouse Facility Pool only, as applicable, and not against the Exchange Note or the Reference Pool, (c) except to the extent required by law, the Warehouse Facility Assets or the Other Exchange Notes Assets shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Exchange Note in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Exchange Note or the Reference Pool shall be entitled to maintain any action against or recover any assets allocated to the Warehouse Facility Pool or any Other Exchange Notes or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the Warehouse Facility, the Warehouse Facility Pool or any Other Exchange Note or any Other Exchange Note Assets shall be entitled to maintain any action against or recover any assets allocated to the Exchange Note, and (e) any purchaser, assignee or pledgee of an interest in the Exchange Note must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Titling Trust a non-petition covenant substantially similar to that set forth in Section 11.10 of the Titling Trust Agreement, and (ii) execute an agreement for the benefit of each Lender from time to time of the Warehouse Facility or each holder, assignee or pledge from time to time of any Other Exchange Note, to release all claims to the assets of the Titling Trust allocated to the Warehouse Facility Portfolio and each Other Reference Pool and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Titling Trust allocated to the Warehouse Facility Portfolio and each Other Reference Pool.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate and in the coin or currency herein prescribed.

Ex. A2-8

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_______________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________________________________ (name and address of assignee) the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:1 Signature Guaranteed: __________________________

[1]	The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Ex. A2-9

EXHIBIT B

FORM OF DEPOSITORY AGREEMENT

On File at:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Ex. B

EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED IN

INDENTURE TRUSTEE'S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

Reference	Servicing Criteria

General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the lease assets are maintained.
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.

Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Trustee
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Trustee
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Trustee
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Ex. C-1

Reference	Servicing Criteria

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of leases serviced by the Servicer.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Trustee
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.	Trustee
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Trustee

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on lease assets is maintained as required by the transaction agreements or related asset pool documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool assets documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.
1122(d)(4)(v)	The Servicer's records regarding the accounts and the accounts agree with the Servicer's records with respect to an obligor's unpaid principal balance.
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a Account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent Accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for Accounts with variable rates are computed based on the related Account documents.
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and State laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

Ex. C-2

Reference	Servicing Criteria

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Ex. C-3

EXHIBIT D

FORM OF INDENTURE TRUSTEE'S ANNUAL CERTIFICATION

RE:	WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2016-A

MUFG Union Bank, N.A., not in its individual capacity but solely as indenture trustee (the "Indenture Trustee"), certifies to World Omni Auto Leasing LLC (the "Depositor"), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)         It has reviewed the report on assessment of the Indenture Trustee's compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), and the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report") that were delivered by the Indenture Trustee to the Depositor pursuant to the Indenture, dated as of July 20, 2016, by and between the Indenture Trustee and World Omni Automobile Lease Securitization Trust 2016-A (collectively, the "Indenture Trustee Information");

(2)         To the best of its knowledge, the Servicing Assessment, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Indenture Trustee Information;

(3)         To the best of its knowledge, all of the Indenture Trustee Information required to be provided by the Indenture Trustee under the Agreement has been provided to the Depositor; and

(4)         To the best of its knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Indenture Trustee has fulfilled its obligations under the Agreement.

MUFG UNION BANK, N.A.,
not in its individual capacity but solely as
Indenture Trustee

Name:
Title:
Date:

Ex. D

APPENDIX A

DEFINITIONS

The following terms have the meanings set forth, or referred to, below:

"Accounts" means the Trust Collection Account, the Reserve Account and the Principal Distribution Account.

"2016-A Reference Pool" has the meaning set forth in Section 13.1 of the Exchange Note Supplement.

"Act" has the meaning set forth in Section 11.3(a) of the Indenture.

"Adjusted Capitalized Cost" means, for each Closed-End Lease, the difference between (i) the sum of (a) the price of the Closed-End Vehicle agreed upon between the Dealer and the Closed-End Obligor, plus (b) the cost of any items that the Closed-End Obligor pays over the term of the Closed-End Lease, such as taxes, fees, service contracts, insurance and other related products, and (ii) the amount of any net trade-in allowance, rebate, non-cash credit or cash paid by the Closed-End Obligor.

"Administration Agreement" means the Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuing Entity and the Indenture Trustee, as the same may be amended and supplemented from time to time.

"Administration Fee" means the basic fee payable to the Administrator for administration services rendered during the related Collection Period, which shall be equal to the product of (a) one-twelfth (or, in the case of the initial Collection Period (i.e., the period commencing on the close of business on the Cut-Off Date and ending on July 31, 2016), a fraction, the numerator of which is 38 and the denominator of which is 360), (b) 0.05% and (c) the aggregate Securitization Value at the beginning of such Collection Period (or, in the case of the first Payment Date, at the Cut-Off Date) of all Transaction Units for such Collection Period.

"Administrator" means World Omni, in its capacity as Administrator under the Administration Agreement, or any successor administrator under the Administration Agreement.

"ADR Organization" means The American Arbitration Association or, if The American Arbitration Association no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of the dispute, another nationally recognized mediation or arbitration organization selected by the Seller.

"ADR Rules" means the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect at the time of the mediation or arbitration.

"Adverse Claim" means, for any asset or property of a Person, a lien, security interest, mortgage, pledge or encumbrance in, of or on such asset or property in favor of any other Person, except any Permitted Lien.

App. A-1

"Affiliate" means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person and "affiliated" has a meaning correlative to the foregoing. For purposes of this definition, "control" means the power, directly or indirectly, to cause the direction of the management and policies of a Person.

"ALF LLC" means Auto Lease Finance LLC, a Delaware limited liability company.

"ALG" means Automotive Lease Guide, which is an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease termination.

"ALG Residual Value" means (a) the residual value percentage estimate published by ALG for the appropriate Closed-End Vehicle and term by (b) the lower of (i) the actual MSRP and (ii) MRM published by ALG, in each case, at the time of origination of the lease for such Closed-End Vehicle.

"Asset Representations Review Agreement" shall mean the Asset Representations Review Agreement, dated as of the Closing Date, between World Omni, as servicer, the Issuing Entity and the Asset Representations Reviewer, as amended from time to time.

"Asset Representations Reviewer" means Clayton Fixed Income Services LLC, as asset representations reviewer under the Asset Representations Review Agreement, or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

"Authenticating Agent" means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

"Authorized Newspaper" means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

"Authorized Officer" means (a) with respect to the Issuing Entity, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuing Entity (including any agent of the Owner Trustee acting under a power of attorney) and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuing Entity pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (b) with respect to the Owner Trustee, the Indenture Trustee and the Servicer, any officer of the Owner Trustee, the Indenture Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee, the Indenture Trustee or the Servicer, as applicable, in matters relating to the Owner Trustee, the Indenture Trustee or the Servicer and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee, the Indenture Trustee and the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

App. A-2

"Available Funds" means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) any amount deposited into the Trust Collection Account pursuant to Section 13.2(b) of the Exchange Note Supplement; (ii) any amounts paid by ALF LLC pursuant to Section 2.3(c) of the Exchange Note Sale Agreement for breaches of representations or warranties thereunder; and (iii) any amounts paid by the Servicer pursuant to Section 13.12 of the Exchange Note Servicing Supplement in connection with Postmaturity Term Extensions.

"Bankruptcy Event" means, for any Person, that such Person makes a general assignment for the benefit of creditors or any proceeding is instituted by or against such Person seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any proceeding instituted against such Person, such proceeding remains unstayed for more than 90 days.

"Bankruptcy Remote Party" means any of the Depositor, the Issuing Entity, the Titling Trust or any Special Purpose Entity (and the general partner of any Special Purpose Entity that is a partnership, or the managing member of any Special Purpose Entity that is a limited liability company) that holds a beneficial interest in the Titling Trust.

"Base Residual Value" means, for each Closed-End Vehicle related to an Included Unit, the lowest of (a) the ALG Residual Value of the related Closed-End Vehicle at the time of origination of the lease and (b) the Contract Residual Value.

"Basic Documents" has the meaning set forth in Appendix A to the Collateral Agency Agreement.

"Book-Entry Notes" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.9 of the Indenture.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust company in the states of Delaware, Florida, New York or the states in which the servicing offices of the Servicer are located or the State in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law, regulation or executive order to be closed.

"Buyer" has the meaning set forth in the first paragraph of the Exchange Note Sale Agreement.

"Casualty" means, with respect to any Transaction Unit, that the Servicer has actual knowledge that the Closed-End Vehicle included in such Transaction Unit (a) shall have suffered damage or destruction resulting in an insurance settlement on the basis of an actual, constructive or compromised total loss, (b) shall have suffered destruction or damage beyond repair, (c) shall have suffered damage that makes repairs uneconomic or (d) shall have suffered destruction, damage, theft, loss or disappearance that, in accordance with Customary Servicing Practices, results in a termination of the related Transaction Lease.

App. A-3

"Certificate" means a Trust Certificate.

"Certificate of Trust" shall mean the Certificate of Trust substantially in the form of Exhibit B to the Trust Agreement filed for the Trust pursuant to Section 3810(a) of the Delaware Statutory Trust Act.

"Certificateholder" means the registered holder of the Certificate.

"Class" means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to "each Class" thus mean each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

"Class A Notes" means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

"Class A Noteholders' Interest Distributable Amount" means the Class A-1 Noteholders' Interest Distributable Amount, the Class A-2 Noteholders' Interest Distributable Amount, the Class A-3 Noteholders' Interest Distributable Amount and the Class A-4 Noteholders' Interest Distributable Amount.

"Class A-1 Interest Rate" means 0.63000% per annum (computed on the basis of the actual number of days elapsed and on a 360-day year).

"Class A-1 Note Balance" means, as of any date, the Initial Class A-1 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-1 Notes.

"Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A-1 Noteholders' Monthly Interest Distributable Amount for the preceding Payment Date and any outstanding Class A-1 Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Holders of Class A-1 Notes since such preceding Payment Date, plus interest on the amount of interest due but not paid to Holders of Class A-1 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-1 Interest Rate for the related Interest Period.

"Class A-1 Noteholders' Interest Distributable Amount" shall mean, with respect to any Payment Date, the sum of the Class A-1 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-1 Noteholders' Interest Carryover Shortfall.

"Class A-1 Noteholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes at the Class A-1 Interest Rate on the Class A-1 Note Balance on the immediately preceding Payment Date (or, in the case of the initial Payment Date, on the Closing Date), after giving effect to all payments of principal to the Holders of the Class A-1 Notes on or prior to such preceding Payment Date. Interest with respect to the Class A-1 Notes shall be computed on the basis of the actual number of days in the related Interest Period and a 360-day year.

App. A-4

"Class A-1 Notes" means the Class of Asset Backed Notes designated as Class A-1 Notes, issued in accordance with the Indenture.

"Class A-2a Interest Rate" means 1.20% per annum (computed on the basis of a 360-day year of twelve 30-day months).

"Class A-2a Note Balance" means, as of any date, the Initial Class A-2a Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2a Notes.

"Class A-2a Noteholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, the sum of the aggregate interest accrued for the related Interest Period on the Class A-2a Notes at the Class A-2a Interest Rate on the Class A-2a Note Balance immediately preceding the Payment Date (or, in the case of the initial Payment Date, on the Closing Date), after giving effect to all payments of principal to the Holders of the Class A-2a Notes on or prior to such preceding Payment Date. Interest with respect to the Class A-2a Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

"Class A-2a Notes" means the Class of Asset Backed Notes designated as Class A-2a Notes, issued in accordance with the Indenture.

"Class A-2b Interest Rate" means, with respect to any Payment Date, One-Month LIBOR for the related Payment Date plus 0.41% per annum (computed on the basis of the actual number of days elapsed and on a 360 day year); provided, that for any Interest Period for which the sum of One-Month LIBOR + 0.41% is less than 0.00%, the Class A-2b Interest Rate shall be deemed to be 0.00%.

"Class A-2b Note Balance" means, as of any date, the Initial Class A-2b Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2b Notes.

"Class A-2b Noteholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, the sum of the aggregate interest accrued for the related Interest Period on the Class A-2b Notes at the Class A-2b Interest Rate on the Class A-2b Note Balance immediately preceding the Payment Date (or, in the case of the initial Payment Date, on the Closing Date), after giving effect to all payments of principal to the Holders of the Class A-2b Notes on or prior to such preceding Payment Date. Interest with respect to the Class A-2b Notes shall be computed on the basis of the actual number of days in the related Interest Period and a 360-day year.

"Class A-2b Notes" means the Class of Asset Backed Notes designated as Class A-2b Notes, issued in accordance with the Indenture.

"Class A-2 Interest Rate" means, as applicable, the Class A-2a Interest Rate or the Class A-2b Interest Rate.

App. A-5

"Class A-2 Note Balance" means, as of any date, the Class A-2a Note Balance or the Class A-2b Note Balance, as applicable.

"Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A-2 Noteholders' Monthly Interest Distributable Amount for the preceding Payment Date and any outstanding Class A-2 Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Holders of the Class A-2 Notes since such preceding Payment Date, plus interest on the amount of interest due but not paid to Holders of the Class A-2 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-2 Interest Rate for the related Interest Period.

"Class A-2 Noteholders' Interest Distributable Amount" shall mean, with respect to any Payment Date, the sum of the Class A-2 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-2 Noteholders' Interest Carryover Shortfall.

"Class A-2 Noteholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, collectively the Class A-2a Noteholders’ Monthly Interest Distributable Amount and the Class A-2b Noteholders’ Monthly Interest Distributable Amount.

"Class A-2 Notes" means, collectively, the Class A-2a Notes and the Class A-2b Notes.

"Class A-3 Interest Rate" means 1.45% per annum (computed on the basis of a 360-day year of twelve 30-day months).

"Class A-3 Note Balance" means, as of any date, the Initial Class A-3 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-3 Notes.

"Class A-3 Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A-3 Noteholders' Monthly Interest Distributable Amount for the preceding Payment Date and any outstanding Class A-3 Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Holders of the Class A-3 Notes since such preceding Payment Date, plus interest on the amount of interest due but not paid to Holders of the Class A-3 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-3 Interest Rate for the related Interest Period.

"Class A-3 Noteholders' Interest Distributable Amount" shall mean, with respect to any Payment Date, the sum of the Class A-3 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-3 Noteholders' Interest Carryover Shortfall.

"Class A-3 Noteholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, the sum of the aggregate interest accrued for the related Interest Period on the Class A-3 Notes at the Class A-3 Interest Rate on the Class A-3 Note Balance immediately preceding the Payment Date (or, in the case of the initial Payment Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of the Class A-3 Notes on or prior to such preceding Payment Date. Interest with respect to the Class A-3 Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

App. A-6

"Class A-3 Notes" means the Class of Asset Backed Notes designated as Class A-3 Notes, issued in accordance with the Indenture.

"Class A-4 Interest Rate" means 1.61% per annum (computed on the basis of a 360-day year of twelve 30-day months).

"Class A-4 Note Balance" means, as of any date, the Initial Class A-4 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-4 Notes.

"Class A-4 Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A-4 Noteholders' Monthly Interest Distributable Amount for the preceding Payment Date and any outstanding Class A-4 Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of the Class A-4 Notes since such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of the Class A-4 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-4 Interest Rate for the Class A-4 Notes for the related Interest Period.

"Class A-4 Noteholders' Interest Distributable Amount" shall mean, with respect to any Payment Date, the sum of the Class A-4 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-4 Noteholders' Interest Carryover Shortfall.

"Class A-4 Noteholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, the sum of the aggregate interest accrued for the related Interest Period on the Class A-4 Notes at the Class A-4 Interest Rate on the Class A-4 Note Balance immediately preceding the Payment Date (or, in the case of the initial Payment Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of the Class A-4 Notes on or prior to such preceding Payment Date. Interest with respect to the Class A-4 Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

"Class A-4 Notes" means the Class of Asset Backed Notes designated as Class A-4 Notes, issued in accordance with the Indenture.

"Class B Interest Rate" means 1.85% per annum (computed on the basis of a 360-day year of twelve 30-day months).

"Class B Note Balance" means, as of any date, the Initial Class B Note Balance reduced by all payments of principal made on or prior to such date on the Class B Notes.

"Class B Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class B Noteholders' Monthly Interest Distributable Amount for the preceding Payment Date and any outstanding Class B Noteholders' Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of the Class B Notes since such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of the Class B Notes on the preceding Payment Date, to the extent permitted by law, at the Class B Interest Rate for the Class B Notes for the related Interest Period.

App. A-7

"Class B Noteholders' Interest Distributable Amount" shall mean, with respect to any Payment Date, the sum of the Class B Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class B Noteholders' Interest Carryover Shortfall.

"Class B Noteholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, the sum of the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Interest Rate on the Class B Note Balance immediately preceding the Payment Date (or, in the case of the initial Payment Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of the Class B Notes on or prior to such preceding Payment Date. Interest with respect to the Class B Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

"Class B Notes" means the Class of Asset Backed Notes designated as Class B Notes, issued in accordance with the Indenture.

"Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and shall initially be DTC.

"Clearing Agency Participant" means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

"Closed-End Administrative Agent" has the meaning set forth in Appendix A to the Collateral Agency Agreement.

"Closed-End Collateral Agent" has the meaning set forth in Appendix A to the Collateral Agency Agreement.

"Closed-End EN Collected Amounts" has the meaning set forth in Appendix A to the Collateral Agency Agreement.

"Closed-End EN Collection Period" has the meaning set forth in Appendix A to the Collateral Agency Agreement.

"Closed-End Exchange Note" means the 2016-A closed-end exchange note issued pursuant to the Exchange Note Supplement.

"Closed-End Exchange Note Payment Date" has the meaning set forth in Appendix A to the Collateral Agency Agreement.

"Closed-End Lease" has the meaning set forth in Appendix A to the Collateral Agency Agreement.

"Closed-End Obligor" has the meaning set forth in Appendix A to the Collateral Agency Agreement.

"Closed-End Unit" has the meaning set forth in Appendix A to the Collateral Agency Agreement

App. A-8

"Closed-End Vehicle" has the meaning set forth in Appendix A to the Collateral Agency Agreement

"Closing Date" means July 20, 2016.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law, and the Treasury Regulations promulgated thereunder.

"Collateral" has the meaning set forth in the Granting Clause of the Indenture.

"Collateral Agency Agreement" means the fourth amended and restated collateral agency agreement dated as of December 15, 2009, among the Titling Trust, ALF LLC, as initial beneficiary, AL Holding Corp., as closed-end collateral agent, Bank of America N.A. as deal agent and U.S. Bank, as administrative agent, as the same may be further amended or modified from time to time.

"Collection Period" means the period commencing on the first day of each calendar month (or, in the case of the initial Collection Period, the period from but excluding the Cut-Off Date) to and including the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs. As used herein, the "related" Collection Period with respect to a Payment Date shall be deemed to be the Collection Period which ends on the last day of the calendar month which precedes such Payment Date.

"Commission" means the U.S. Securities and Exchange Commission.

"Contract Residual Value" means, with respect to any Closed-End Vehicle, the residual value of the Closed-End Vehicle at the scheduled termination of the lease as set forth in the related lease agreement.

"Controlling Securities" means the Class A Notes so long as the Class A Notes are outstanding, and after the Class A Notes are no longer outstanding, the Class B Notes so long as the Class B Notes are outstanding.

"Corporate Trust Office" means:

(a)          as used in the Indenture, or otherwise with respect to Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at 1251 Avenue of the Americas, 19th Floor, New York, New York 10020, or at such other address or electronic mail address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Administrator, the Servicer and the Issuing Entity, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Owner Trustee); and

(b)          as used in the Trust Agreement, or otherwise with respect to Owner Trustee, the corporate trust office of the Owner Trustee located at 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, Attn: World Omni Automobile Lease Securitization Trust 2016-A, with a copy to U.S. Bank Trust National Association, Mail Code MK-IL-SL7C, 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attention: Chris Nuxoll, VP, Telecopy: (866) 807-8670, Email: christopher.nuxoll@usbank.com, or at such other address or electronic mail address as the Owner Trustee may designate by notice to the Certificateholder and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholder and the Depositor).

App. A-9

"Credit Losses" means, for any Collection Period, an amount equal to the excess of (a) the sum of the Securitization Value for all Included Units that became Defaulted Units during that Collection Period over (b) the sum of Sales Proceeds and Recoveries received by the Servicer with respect to Defaulted Units during that Collection Period.

"Customary Servicing Practices" means the customary servicing practices of the Servicer with respect to Closed-End Vehicles and Closed-End Leases held by the Titling Trust, without regard to whether such Closed-End Vehicles and Closed-End Leases have been identified and allocated into any Reference Pool, as such practices may be changed from time to time.

"Cut-Off Date" means the close of business on June 22, 2016.

"Dealer" has the meaning set forth in Appendix A to the Collateral Agency Agreement.

"Default" means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

"Defaulted Unit" means any Closed-End Unit with a related Closed-End Lease for which any of the following has occurred during a Collection Period: (a) any payment or part thereof in excess of $40.00 on such Closed-End Lease is past due 120 or more days, (b) the related Closed-End Vehicle has been repossessed and sold or repossessed and held in inventory for more than 90 days, whichever occurs first, or (c) such related Closed-End Lease has been charged off in accordance with Customary Servicing Practices.

"Definitive Note" means a definitive fully registered Note issued as a “Definitive Note” pursuant to Section 2.11 of the Indenture.

"Delaware Trustee" means U.S. Bank Trust National Association, as Delaware Trustee under the Titling Trust Agreement.

"Delinquency Percentage" means, for each Payment Date and the related Collection Period, the ratio (expressed as a percentage) of (i) the aggregate Securitization Value of all Delinquent Units held by the Issuing Entity that are more than 60 days delinquent as of the last day of calendar month immediately preceding such Payment Date to (ii) the aggregate Securitization Value of the Transaction Units held by the Issuing Entity as of the last day of such preceding calendar month.

"Delinquency Trigger" means 1.7%.

"Delinquent Unit" means any Transaction Unit (other than a Defaulted Unit) with a related Transaction Lease on which any payment or part thereof in excess of $40.00 is past due for more than 30 days.

App. A-10

"Depositor" means World Omni Auto Leasing LLC, a Delaware limited liability company.

"Depository Agreement" means the agreement among the Issuing Entity and DTC, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form of Exhibit B to the Indenture.

"Determination Date" means two Business Days immediately preceding the related Payment Date.

"Dollar" and "$" mean lawful currency of the United States of America.

"DTC" means The Depository Trust Company, and its successors.

"Eligible Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution acting in its fiduciary capacity organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such trust account may be maintained with the Owner Trustee, the Indenture Trustee or any of their respective Affiliates, if such accounts meet the requirements described in clause (b) of the preceding sentence.

"Eligible Institution" means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (a) which at all times (i) has either (A) a long-term senior unsecured debt rating of "Aa2" or better by Moody's and "AA" or better by Fitch or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuing Entity or the Indenture Trustee or (B) a certificate of deposit rating of "P-1" by Moody's and "F-1" by Fitch or (C) such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuing Entity or the Indenture Trustee and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

"Eligible Lease" means a Closed-End Lease:

(i)          relates to a new Toyota or Scion branded automobile or light duty truck, of a model year of 2012 or later,

(ii)         is written with respect to a Closed-End Vehicle that was, at the time of the origination of the related Closed-End Lease, a new vehicle or a dealer demonstration vehicle driven fewer than 6,000 miles,

(iii)       was originated in the Five-State Area by a Dealer (a) for a Closed-End Obligor with a United States address and (b) in the ordinary course of such Dealer's business,

App. A-11

(iv)        has a remaining term to maturity, as of the Cut-Off Date of less than or equal to 59 months and had an original lease term greater than or equal to 24 months and less than or equal to 60 months,

(v)         was originated on or after April 2, 2012,

(vi)        provides for level payments that fully amortize the Adjusted Capitalized Cost of the lease at a contractual annual percentage rate to the related Contract Residual Value over the lease term,

(vii)       that does not have a monthly payment for which $40 or more is more than 30 days past due as of the Cut-Off Date and is not a Defaulted Unit,

(viii)      is owned, and the related Closed-End Vehicle is owned, by the Titling Trust, free of all Liens (including tax liens, mechanics' liens, and other liens reflected on the Servicer’s computer system other than any lien of the Closed-End Collateral Agent or any lien on the certificate of title that arise by operation of law), other than a Permitted Lien,

(ix)        was originated in compliance with, and complies in all material respect with, all material applicable legal requirements, including, to the extent applicable, the Federal Consumer Credit Protection Act, Regulation M of the Board of Governors of the Federal Reserve, all State leasing and consumer protection laws and all State and federal usury laws,

(x)         is the valid, legal, and binding full-recourse payment obligation of the related Closed-End Obligor, enforceable against such Closed-End Obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general or (b) general principles of equity,

(xi)       was originated in compliance with Customary Servicing Practices,

(xii)      is payable solely in U.S. dollars,

(xiii)     the Securitization Value of the related Closed-End Unit, as of the Cut-Off Date is no greater than $87,198.98, and

(xiv)     the related Closed-End Obligor of which is a person located in any State within the United States or the District of Columbia and is not (a) World Omni Corp. or any of its Affiliates, or (b) the United States of America or any State or local government or any agency or political subdivision thereof.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"Event of Default" has the meaning set forth in Section 5.1 of the Indenture.

App. A-12

"Excess Mileage Charges" means, with respect to any Transaction Unit, the amount of charges for excess mileage on the related Transaction Vehicle received by the Servicer at the expiration of the Transaction Lease.

"Excess Wear and Tear Charges" means, with respect to any Transaction Unit, the amount of charges for wear and tear to the related Transaction Vehicle received by the Servicer at the expiration of the Transaction Lease.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exchange Note" means the Closed-End Exchange Note.

"Exchange Note Agreement" means the Collateral Agency Agreement and the Exchange Note Supplement.

"Exchange Note Assets" means a separate pool of Titling Trust Assets allocated to the Exchange Note.

"Exchange Note Collection Account" means the account designated as such, established and maintained pursuant to Section 5.2(f) of the Servicing Agreement.

"Exchange Note Default" has the meaning set forth in Section 8.7 of the Collateral Agency Agreement.

"Exchange Note Purchase Price" means $1,022,515,884.61.

"Exchange Note Sale Agreement" means the Exchange Note Sale Agreement, dated as of the Closing Date, between the Initial Beneficiary and the Depositor, as the same may be amended or modified from time to time.

"Exchange Note Servicer Default" has the meaning set forth in Section 14.1(a) of the Exchange Note Servicing Supplement.

"Exchange Note Servicing Supplement" means the Exchange Note Servicing Supplement 2016-A to Servicing Agreement, dated as of the Closing Date, between the Titling Trust, the Closed-End Collateral Agent and the Servicer, as the same may be amended or modified from time to time.

"Exchange Note Supplement" means the Exchange Note Supplement 2016-A to Collateral Agency Agreement, dated as of the Closing Date, between Titling Trust, Initial Beneficiary, AL Holding Corp. and U.S. Bank National Association, as Closed-End Administrative Agent, as the same may be amended or modified from time to time.

"Exchange Note Transfer Agreement" means the Exchange Note Transfer Agreement, dated as of the Closing Date, between the Depositor and the Issuing Entity, as amended or supplemented from time to time.

App. A-13

"Exchange Noteholder" has the meaning set forth in Appendix A to the Collateral Agency Agreement.

"Executive Officer" means (i) with respect to any corporation or depository institution, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, the Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or depository institution and (ii) with respect to any partnership, any general partner thereof.

"FATCA" means Sections 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act.

"FATCA Withholding Tax" means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

"FDIC" means the Federal Deposit Insurance Corporation.

"Final Scheduled Payment Date" means, with respect to (i) the Class A-1 Notes, July 17, 2017, (ii) the Class A-2 Notes, February 15, 2019; (iii) the Class A-3 Notes, August 15, 2019; (iv) the Class A-4 Notes, January 17, 2022; and (v) the Class B Notes, January 17, 2022.

"Financing" means, collectively, (i) any financing transaction of any sort undertaken by World Omni or any Affiliate of World Omni involving, directly or indirectly, Titling Trust Assets (including, without limitation, any financing undertaken in connection with the issuance and assignment of the Exchange Note or any Other Exchange Note), (ii) any sale or purchase by the Depositor or any other Special Purpose Entity of any interest in the Exchange Note or any Other Exchange Note and (iii) any other asset securitization, synthetic lease, sale-leaseback, secured loan or similar transaction involving Titling Trust Assets or any beneficial interest therein or in the Titling Trust.

"Fitch" means Fitch Ratings, Inc., or any successor that is a nationally recognized statistical rating organization.

"Five-State Area" means, Alabama, Florida, Georgia, North Carolina and South Carolina.

"GAAP" means generally accepted accounting principles in the USA, applied on a materially consistent basis; provided, however, that no financial test contained in the Transaction Documents shall fail to be satisfied as a result of the adoption or amendment (including any published interpretation) after the Closing Date by any governmental or accounting body of any financial accounting standard, and any notices, representations or certifications based on financial accounting data that are required under the Transaction Documents may be delivered without giving effect to the adoption or amendment of such financial accounting standard.

App. A-14

"Governmental Authority" means any (a) federal, State, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.

"Grant" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb "to Grant" shall have correlative meanings.

"Holder" means, as the context may require, the Certificateholder or a Noteholder or both.

"Included Units" means, for any Collection Period, all Transaction Units as of the beginning of such Closed-End EN Collection Period (or, in the case of the initial Closed-End EN Collection Period, the Cut-Off Date), other than Transaction Units reallocated to the Warehouse Facility Pool during such Collection Period pursuant to Section 2.3(c) of the Exchange Note Sale Agreement. The "Included Units" for any Cut-Off Date means the Included Units for the Closed-End EN Collection Period which begins on the day after such Cut-Off Date.

"Indenture" means the Indenture, dated as of the Closing Date, between the Issuing Entity and Indenture Trustee, as the same may be amended and supplemented from time to time.

"Indenture Secured Parties" means the Noteholders.

"Indenture Trustee" means MUFG Union Bank, N.A., a national banking association, not in its individual capacity but as indenture trustee under the Indenture, or any successor trustee under the Indenture.

"Independent" means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuing Entity, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

"Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1(b) of the Indenture, made by an independent appraiser or other expert appointed by an Issuing Entity Order, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

App. A-15

"Initial Beneficiary" means ALF LLC, as initial beneficiary under the Titling Trust Agreement and its permitted successors and assigns.

"Initial Class A-1 Note Balance" means $117,000,000.

"Initial Class A-2a Note Balance" means $213,000,000.

"Initial Class A-2b Note Balance" means $213,000,000.

"Initial Class A-2 Note Balance" means, collectively, the Initial Class A-2a Note Balance and the Initial Class A-2b Note Balance.

"Initial Class A-3 Note Balance" means $305,000,000.

"Initial Class A-4 Note Balance" means $93,282,000.

"Initial Class B Note Balance" means $45,445,000.

"Initial Note Balance" means, (i) for any Class A Notes, the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance, the Initial Class A-3 Note Balance and the Initial Class A-4 Note Balance, as applicable, (ii) any Class B Notes, the Initial Class B Note Balance, or (iii) with respect to the Notes generally, the sum of the foregoing.

"Initial Securitization Value" means $1,136,128,760.68.

"Initial Trust Agreement" means the Trust Agreement, dated as of May 25, 2016, between the Depositor and the Owner Trustee.

"Insurance Policy" means (i) any comprehensive and collision, fire, theft or other insurance policy maintained by a Closed-End Obligor in which the Servicer or the Titling Trust is named as loss payee with respect to one or more Transaction Units and (ii) any credit life or credit disability insurance maintained by a Closed-End Obligor in connection with any Transaction Unit.

"Intercreditor Agreement" has the meaning set forth in Appendix A to the Collateral Agency Agreement.

"Interest Holder" has the meaning set forth in the Intercreditor Agreement.

"Interest Period" means, with respect to any Payment Date, (i) with respect to the Class A-1 Notes and the Class A-2b Notes, the period from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date to but excluding such Payment Date and (ii) and for the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the period from and including the 15th day of the preceding calendar month (or, in the case of the initial Payment Date, the Closing Date) to, but excluding, the 15th day of the current calendar month.

App. A-16

"Interest Rate" means (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2a Notes, the Class A-2a Interest Rate, (c) with respect to the Class A-2b Notes, the Class A-2b Interest Rate, (d) with respect to the Class A-3 Notes, the Class A-3 Interest Rate, (e) with respect to the Class A-4 Notes, the Class A-4 Interest Rate, or (f) with respect to the Class B Notes, the Class B Interest Rate.

"Issuing Entity" means World Omni Automobile Lease Securitization Trust 2016-A, a Delaware statutory trust established pursuant to the Initial Trust Agreement and continued under the Trust Agreement, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

"Issuing Entity Order" and "Issuing Entity Request" means a written order or request of the Issuing Entity signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

"Joinder Agreement" has the meaning set forth in Appendix A to the Collateral Agency Agreement.

"Lease Rate" means the implicit interest rate used to calculate the lease charges that are included in determining the base monthly payments due under the related Closed-End Lease.

"Lien" means any mortgage, pledge, security interest, lien or other encumbrance of any kind.

"Majority Certificateholder" means as of any date, the holder of more than 50% interest in the Certificate.

"Monthly Remittance Condition" has the meaning set forth in Section 13.3 of the Exchange Note Servicing Supplement.

"Moody's" means Moody's Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.

"MRM " means, with respect to any Closed-End Vehicle, the maximum dollar MSRP established by ALG giving only partial credit or no credit for options that add little or no value to the resale price of the vehicle.

"MSRP" means, with respect to any Closed-End Vehicle, the Manufacturer's Suggested Retail Price for such Closed-End Vehicle.

"Note" means a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, or Class B Note, in each case substantially in the form of Exhibit A to the Indenture.

"Note Balance" means, for (i) Class A Notes, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance or the Class A-4 Note Balance, as applicable, (ii) Class B Notes, the Class B Note Balance, and (iii) with respect to the Notes generally, the sum of the foregoing.

App. A-17

"Note Factor" means, with respect to the Notes or any Class on any Payment Date, the seven digit decimal equivalent of a fraction the numerator of which is the Note Balance of the Notes of such Class on such Payment Date (after giving effect to any payment of principal on such Payment Date) and the denominator of which is the Initial Note Balance.

"Noteholder" means, as of any date, the Person in whose name a Note is registered on the Note Register on such date.

"Noteholder FATCA Information" means, with respect to any Noteholder or Note Owner, information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

"Noteholder Tax Identification Information" means, with respect to any Noteholder or Note Owner, properly completed and signed tax certifications (generally, in the case of U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

"Noteholders' First Priority Principal Distributable Amount" means, with respect to any Payment Date, an amount not less than zero, equal to (a) the Outstanding Amount of the Class A Notes as of the day immediately preceding such Payment Date minus (b) the aggregate Securitization Value as of the last day of the related Collection Period; provided, however, that the Noteholders' First Priority Principal Distributable Amount on and after the Final Scheduled Payment Date of any class of the Notes shall not be less than the amount that is necessary to reduce the Outstanding Amount of that Class of Notes to zero.

"Noteholders' Regular Principal Distributable Amount" means, with respect to any Payment Date, an amount not less than zero, equal to (a) the Outstanding Amount of the Notes as of the day immediately preceding the Payment Date minus (b) the aggregate Securitization Value as of the last day of the related Collection Period, minus (c) the amount allocated as the Noteholders' First Priority Principal Distributable Amount, if any, with respect to such Payment Date, minus (d) the amount allocated as the Noteholders' Second Priority Principal Distributable Amount, if any, with respect to such Payment Date minus (e) the Overcollateralization Target Amount.

"Noteholders' Second Priority Principal Distributable Amount" means, with respect to any Payment Date, an amount not less than zero, equal to (a) the Outstanding Amount of the Class A Notes and the Class B Notes as of the day immediately preceding the Payment Date, minus (b) the aggregate Securitization Value as of the last day of the related Collection Period; minus (c) the amount allocated as the Noteholders' First Priority Principal Distributable Amount on the related Payment Date.

"Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

App. A-18

"Note Register" and "Note Registrar" have the respective meanings set forth in Section 2.4 of the Indenture.

"Officer's Certificate" means a certificate signed by an Authorized Officer of the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to, the Indenture Trustee.

"One-Month LIBOR" means, for any Payment Date, the rate per annum of deposits in United States dollars having a one-month maturity that appears on Bloomberg Screen US00001M Index Page at approximately 11:00 a.m., London time, two London business days prior to the payment date immediately preceding such payment date (or, in the case of the initial payment date, for the period from and including the Closing Date to but excluding the initial Payment Date, two London business days prior to the closing date) (each, a “LIBOR Determination Date”). Notwithstanding the foregoing, in the event that no rate for one-month United States dollar deposits appears on Bloomberg Screen US00001M Index Page (or the successor page or screen as may replace that page or screen or that service) on the applicable LIBOR Determination Date, then One-Month LIBOR shall be the arithmetic mean (rounded upwards to the nearest one-sixteenth of 1%) of the rates at which one-month United States dollar deposits are offered to prime banks in the London interbank market by four major banks in that market selected by the Servicer as of the LIBOR Determination Date and time specified above. If fewer than two quotations are provided by such banks, then One-Month LIBOR shall be the arithmetic mean (rounded upwards as above) of the rates at which one-month loans in United States dollars are offered to leading European banks by three major banks in New York City selected by the Servicer as of 11:00 a.m. New York City time on the applicable LIBOR Determination Date. If no such quotation can be obtained, One-Month LIBOR for such payment date will be One-Month LIBOR for the prior payment date.

"Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture or any other applicable Transaction Document, be employees of or counsel to the Issuing Entity or the Administrator, and which opinion or opinions comply with any applicable requirements of the Transaction Documents and are in form and substance reasonably satisfactory to the recipient(s). Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.

"Optional Redemption" has the meaning set forth in Section 15.1 of the Exchange Note Servicing Supplement.

"Other Exchange Note Assets" means the Titling Trust Assets allocated to Other Exchange Notes.

"Other Exchange Note" means any exchange note issued pursuant to the Exchange Note Supplement other than the Exchange Note.

App. A-19

"Other Reference Pool" means a pool of Titling Trust Assets other than the Reference Pool.

"Outstanding" means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under this Indenture except:

(i)          Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)         Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(iii)       Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided that in determining whether Noteholders holding the requisite Outstanding Note Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Transaction Document, Notes owned by the Issuing Entity, the Depositor, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee's right so to act with respect to such Notes and that such pledgee is not the Issuing Entity, the Depositor, the Administrator or any of their respective Affiliates.

"Outstanding Amount" or "Outstanding Note Amount" means the aggregate principal amount of all Notes, or Class of Notes, as applicable, Outstanding at the date of determination.

"Overcollateralization Target Amount" means, (a) with respect to any Payment Date on or prior to the date on which the Outstanding Amount of the Class A-2 Notes is paid in full, an amount equal to 14.65% of the Initial Securitization Value and (b) with respect to any Payment Date after the date after which the Outstanding Amount of the Class A-2 Notes is paid in full, an amount equal to 13.65% of the Initial Securitization Value.

"Owner Trustee" means U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

"Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuing Entity to make the payments to and distributions from the Trust Collection Account, including the payment of principal of or interest on the Notes and distributions on the Certificates on behalf of the Issuing Entity.

App. A-20

"Payment Date" means the 15th day of each calendar month; provided, however, whenever a Payment Date would otherwise be a day that is not a Business Day, the Payment Date shall be the next Business Day; provided, further, that the initial Payment Date shall be August 15, 2016. As used herein, the "related" Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which follows such Collection Period.

"Percentage Interest" shall mean, with respect to each Trust Certificate, the percentage interest in the Trust represented by such Trust Certificate.

"Permitted Investments" shall mean any of the following:

(a)          (i) direct obligations of, and obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States (other than the Government National Mortgage Association), and (ii) direct obligations of, or obligations fully guaranteed by, Fannie Mae or any State then rated with the highest available credit rating of Moody's and, if rated by Fitch, Fitch, or such obligations, which obligations are, at the time of investment, otherwise acceptable to each Rating Agency for securities having a rating at least equivalent to the rating of the Notes;

(b)          money market deposit accounts, certificates of deposit, demand or time deposits, savings deposits, bankers acceptances, or federal funds, in each case as defined in Regulation D of the Board of Governors of the Federal Reserve System and issued by or sold by or offered by, any domestic office of any commercial bank or any depository institution or trust company (including the Indenture Trustee or the Owner Trustee or their successors) incorporated or organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000 and the deposits of which are insured by the FDIC to the full extent legally permitted and which has from Moody’s a short-term rating of not lower than P-1 or long-term rating of not lower than A2;

(c)          repurchase obligations held by the Indenture Trustee that are acceptable to the Indenture Trustee with respect to (i) any security described in clause (a) above or (e) below, or (ii) any other security issued or guaranteed by any agency or instrumentality of the United States, in either case entered into with a federal agency or depository institution or trust company (including the Indenture Trustee) acting as principal, whose obligations having the same maturity as that of the repurchase agreement would be Permitted Investments under clause (b) above; provided, however, that repurchase obligations entered into with any particular depository institution or trust company (including the Indenture Trustee or Owner Trustee) will not be Permitted Investments to the extent that the aggregate principal amount of such repurchase obligations with such depository institution or trust company held by the Indenture Trustee on behalf of the Issuing Entity shall exceed 10% of either the aggregate Securitization Value or the aggregate unpaid balance or face amount, as the case may be, of all Permitted Investments held by the Indenture Trustee on behalf of the Issuing Entity;

App. A-21

(d)          securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State so long as at the time of such investment or contractual commitment providing for such investment, either the long-term, unsecured debt of such corporation has the highest available credit rating from Moody’s and Fitch, or the Rating Agency Condition has been satisfied, or commercial paper or other short-term debt having the Required Rating; provided, however, that any such commercial paper or other short-term debt may have a remaining term to maturity of no longer than 30 days after the date of such investment or contractual commitment providing for such investment, and that the securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount or face amount, as the case may be, of securities issued by such corporation and held by the Indenture Trustee on behalf of the Issuing Entity to exceed 10% of either the aggregate Securitization Value or the aggregate unpaid principal balance or face amount, as the case may be, of all Permitted Investments held by the Indenture Trustee on behalf of the Issuing Entity;

(e)          interest in any open-end or closed-end management type investment company or investment trust (i) registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and the investment company or investment trust shall take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act and (ii) acceptable to each Rating Agency (as approved by each Rating Agency) as collateral for securities having ratings equivalent to the ratings of the Notes;

(f)          guaranteed reinvestment agreements issued by any bank, insurance company or other corporation for which the Rating Agency Condition has been satisfied;

(g)         investments in Permitted Investments maintained in "sweep accounts," short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any other depository institution or trust company organized under the laws of the United States or any State that is a member of the FDIC, the short-term debt of which has the highest available credit rating of Moody's and Fitch;

(h)         guaranteed investment contracts entered into with any financial institution having a final maturity of not more than one month from the date of acquisition, the short-term debt securities of which institution have the Required Rating;

(i)          funds classified as money market funds; provided, however, that the fund shall be rated with the highest available credit rating of Moody's and, if rated by Fitch, Fitch, and redemptions shall be permitted on a daily or next business day basis;

(j)          auction rate securities issued with a rate reset mechanism and a maximum term of 30 days; provided that investment will be limited to those issuers having the AAA credit rating of Moody’s and Fitch; and

App. A-22

(k)          such other investments for which the Rating Agency Condition has been satisfied.

Notwithstanding anything to the contrary contained in the foregoing definition:

(a)          no Permitted Investment may be repurchased at a premium;

(b)          any of the foregoing which constitutes a certificated security shall not be considered a Permitted Investment unless:

(i)          in the case of a certificated security that is in bearer form, (A) the Indenture Trustee acquires physical possession of such certificated security, or (B) a person, other than a securities intermediary, acquires possession of such certificated security on behalf of the Indenture Trustee; and

(ii)         in the case of a certificated security that is in registered form (A)(1) the Indenture Trustee acquires physical possession of such certificated security, (2) a person, other than a securities intermediary, acquires possession of such certificated security on behalf of the Indenture Trustee, or (3) a securities intermediary acting on behalf of the Indenture Trustee acquires possession of such certificated security and such certificated security has been specially endorsed to the Indenture Trustee, and (B) (1) such certificated security is endorsed to the Indenture Trustee or in blank by an effective endorsement, or (2) such certificated security is registered in the name of the Indenture Trustee;

(c)          any of the foregoing that constitutes an uncertificated security shall not be considered a Permitted Investment unless (A) the Indenture Trustee is registered by the issuer as the owner thereof, (B) a person, other than a securities intermediary, becomes the registered owner of such uncertificated security on behalf of the Indenture Trustee, or (C) the issuer of such uncertificated security agrees that it will comply with the instructions originated by the Indenture Trustee without further consent by any registered owner of such uncertificated security;

(d)          any of the foregoing that constitutes a security entitlement shall not be considered a Permitted Investment unless (A) the Indenture Trustee becomes the entitlement holder thereof, or (B) the securities intermediary has agreed to comply with the entitlement orders originated by the Indenture Trustee without further consent by the entitlement holder;

(e)          any of the foregoing shall not constitute a Permitted Investment unless the Indenture Trustee (A) has given value, and (B) does not have notice of an adverse claim; and

(f)          for the purposes of funds held in the Trust Collection Account only, investments which would otherwise qualify as Permitted Investments but for the fact that such investments are rated F-1 by Fitch shall be Permitted Investments, so long as the aggregate amount of such investments does not exceed 10% of the Outstanding Amount of the Notes.

App. A-23

"Permitted Lien" means (1) with respect to any Transaction Unit (a) the interests of the parties under the Transaction Documents; (b) the interests of the Titling Trust and any Closed-End Obligor as provided in any Transaction Lease; (c) any liens thereon for taxes, assessments, levies, fees and other government and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings; (d) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens arising in the ordinary course of the Servicer's, the Issuing Entity's or the Titling Trust's (or if a Transaction Lease is then in effect, any Closed-End Obligor's) business securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings; (e) liens arising out of any judgment or award against the Depositor or the Titling Trust (or if a Transaction Lease is then in effect, any Closed-End Obligor) with respect to which an appeal or proceeding for review is being taken in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review; and (f) any lien of the Titling Trust noted on the certificate of title of the Transaction Vehicle included in such Closed-End Unit for the sole purpose of causing the certificate of title for such Transaction Vehicle to be returned or otherwise delivered to the Depositor, the Servicer or the Titling Trust from the relevant registrar of titles and which does not convey to the Titling Trust any other rights with respect to such Closed-End Vehicle; and (2) with respect to any Exchange Note, the type of liens described in subclauses (a), (c) and (e) of the foregoing clause (1).

"Person" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

"Plan" shall have the meaning assigned to such term in Section 3.03 of the Trust Agreement.

"Postmaturity Term Extension" means, with respect to any Included Unit, that the Servicer has granted an extension of the term of the related Transaction Lease, and the Transaction Lease term as so extended ends beyond the Closed-End EN Collection Period preceding the Final Scheduled Payment Date for the Class B Notes.

"Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; provided, however, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

"Principal Distribution Account" means the account designated as such, established and maintained pursuant to Section 8.2(b) of the Indenture.

"Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

"Rating Agency" means either Moody's or Fitch, as the context may require. If neither Moody's or Fitch nor a successor thereto remains in existence, "Rating Agency" shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

App. A-24

"Rating Agency Condition" means, with respect to any action, (i) if Moody’s is a Rating Agency, that Moody’s shall have received prior written notice thereof and (ii) if Fitch is a Rating Agency, that Fitch shall have received 5 Business Days’ (or such shorter period as shall be acceptable to Fitch) prior written notice and, in either case, such Rating Agency shall not have notified the Depositor that such action will result in a downgrade of the then current rating on any Notes.

"Reallocation Request" has the meaning specified in Section 2.3(d)(i) of the Exchange Note Sale Agreement.

"Record Date" means, with respect to a Payment Date or Redemption Date, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date or, if Definitive Notes have been issued pursuant to Section 2.9 of the Indenture, the Payment Date in the preceding month.

"Records" means, for any Transaction Unit, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights, to the extent legally transferable) relating to such Transaction Unit or the related Closed-End Obligor.

"Recoveries" means, with respect to any Transaction Unit that has become a Terminated Unit, all monies collected by the Servicer (from whatever source, including, but not limited to, proceeds of a deficiency balance or insurance proceeds recovered after the charge-off of the related Transaction Unit) on such Terminated Unit, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection therewith, Supplemental Servicing Fees and any payments required by law to be remitted to the Closed-End Obligor.

"Redemption Date" means in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuing Entity pursuant to Section 10.1 of the Indenture.

"Reference Pool" means the pool of Titling Trust Assets allocated to the Exchange Note.

"Redemption Price" means an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to but excluding the Redemption Date as calculated by the Paying Agent.

"Registered Holder" means the Person in whose name a Note is registered on the Note Register on the related Record Date.

"Regulation AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.110-229.1123, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

App. A-25

"Related Rights" means, with respect to any Transaction Vehicle and related Closed-End Lease, all Titling Trust Assets to the extent such assets are associated with such Transaction Unit.

"Reporting Officer" means any officer, employee or other person within the Corporate Trust Office of the Owner Trustee having responsibility for the administration of the Issuing Entity.

"Reporting Subcontractor" shall mean with respect to any Person, any Subcontractor for such Person that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB. References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

"Repurchase Payment" has the meaning specified in Section 2.3(c) of the Exchange Note Sale Agreement.

"Repurchase Rules and Regulations" has the meaning set forth in Section 6.14.

"Requesting Party" has the meaning specified in Section 2.3(d)(i) of the Exchange Note Sale Agreement.

"Required Deposit Amount" has the meaning set forth in Section 5.1(d)(ii) to the Servicing Agreement.

"Required Rating" means a rating on commercial paper or other short term unsecured debt obligations of Prime-1 by Moody's so long as Moody's is a Rating Agency and F-1 by Fitch so long as Fitch is a Rating Agency; and any requirement that deposits or debt obligations have the "Required Rating" shall mean that such deposits or debt obligations have the foregoing required ratings from Moody’s and Fitch.

"Required Reserve Account Balance" means with respect to any Payment Date, an amount equal to 0.50% of the Initial Securitization Value.

"Reserve Account" means the account designated as such, established and maintained pursuant to Section 8.2(c) of the Indenture.

"Residual Losses" means, for any Collection Period, an amount (which, for the avoidance of doubt, shall be a positive number in the case of residual losses and a negative number in the case of residual gains) equal to (a) the Securitization Value of each Included Unit that became a Terminated Unit (other than Defaulted Units) during that Collection Period minus (b) the sum of all Sales Proceeds and Recoveries in connection with the sale or other disposition of the related Transaction Vehicle and Excess Mileage Charges and Excess Wear and Tear Charges received by the Servicer during such Closed-End EN Collection Period.

App. A-26

"Responsible Officer" means, with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any vice president, senior associate, associate, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture and, with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee and having direct responsibility for the administration of the Issuing Entity pursuant to the Trust Agreement, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

"Review" means a review by the Asset Representations Reviewer as specified in the Asset Representations Review Agreement of all Transaction Leases that have been Delinquent Units for 60 days or more as of the last day of the preceding Collection Period to determine whether such Transaction Leases satisfy the representations and warranties set forth in Section 2.3(b) of the Exchange Note Sale Agreement, each as of the date as specified in Section 2.3(b) of the Exchange Note Sale Agreement.

"Review Transaction Lease" has the meaning designated in Section 1.02 of the Asset Representations Review Agreement.

"Review Notice" means the notice from the Indenture Trustee to the Asset Representations Reviewer, the Issuing Entity and the Servicer pursuant to Section 7.5(c) of the Indenture directing the Asset Representations Reviewer to perform a Review.

"Review Report" has the meaning designated in Section 3.04 of the Asset Representations Review Agreement.

"Sales Proceeds" means, with respect to any Transaction Vehicle, an amount equal to the aggregate amount of proceeds received by the Servicer from the purchaser in connection with the sale or other disposition of such Transaction Vehicle, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses.

"Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, as amended.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Securitization Rate" means, with respect to any Included Unit, 3.50%.

"Securitization Value" means, for each Included Unit, as of any date, the sum of (i) the present values (discounted at the greater of the Securitization Rate and the Lease Rate) of (a) the aggregate scheduled monthly payments remaining on the Closed-End Lease and (b) the Base Residual Value of the related Closed-End Vehicle and (ii) the monthly payments due and not yet paid, minus any monthly payments made in advance of the Closed-End Obligor’s next due date; provided, however, that the Securitization Value of a Terminated Unit is equal to zero.

App. A-27

"Securitization Transaction" means any transaction effected after the Closing Date involving an issuance of notes pursuant to the Indenture, whether publicly offered or privately placed, rated or unrated.

"Seller" has the meaning set forth in the first paragraph of the Exchange Note Sale Agreement.

"Servicer" means World Omni, initially, in its capacity as Servicer under the Exchange Note Servicing Agreement, and any replacement Servicer appointed pursuant to the Exchange Note Servicing Supplement.

"Servicer Certificate" has the meaning set forth in Section 8.3(a) of the Indenture.

"Servicing Agreement" means the fifth amended and restated servicing agreement, dated as of December 15, 2009, between the Titling Trust, World Omni and the Closed-End Collateral Agent, as amended, modified and supplemented by the Exchange Note Servicing Supplement, and as the same may be further amended or modified from time to time.

"Servicing Criteria" means the "servicing criteria" set forth in Item 1122(d) of Regulation AB.

"Servicing Fee" means, for any Closed-End EN Collection Period, an amount equal to the product of (a) one-twelfth (1/12th) (or, in the case of the initial Closed-End EN Collection Period (i.e., the period commencing on the close of business on the Cut-Off Date and ending on July 31, 2016), a fraction, the numerator of which is 38 and the denominator of which is 360), (b) 1.00% and (c) the aggregate Securitization Value at the beginning of such Closed-End EN Collection Period (or, in the case of the first Payment Date, at the Cut-Off Date) of all Transaction Units for such Closed-End EN Collection Period.

"Similar Law" shall have the meaning assigned to such term in Section 3.03 of the Trust Agreement.

"Special Purpose Entity" means any special purpose corporation, partnership, limited partnership, trust, business trust, limited liability company or other entity created for one or more Financings.

"State" means any one of the 50 States of the United States of America or the District of Columbia.

"Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

"Subcontractor" shall mean any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of the Closed-End Units but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Closed-End Units under the direction or authority of the Servicer or the Indenture Trustee.

App. A-28

"Supplemental Servicing Fees" means any and all (i) late fees, (ii) extension fees, (iii) prepayment charges, (iv) early termination fees or any other fees paid to the Servicer in connection with the termination of any Closed-End Lease (other than monthly lease payments and Excess Wear and Tear Charges and Excess Mileage Charges), (v) non-sufficient funds charges and (vi) any and all other administrative fees or similar charges allowed by applicable law received by or on behalf of the Servicer, the Closed-End Collateral Agent, the Closed-End Administrative Agent or the Titling Trust with respect to any Closed-End Unit.

"Taxes" means all taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether foreign or domestic).

"Terminated Unit" shall mean, without duplication, an Included Unit for which any of the following has occurred during a Closed-End EN Collection Period:

(a)          following the scheduled expiration or early termination (including any voluntary early termination by the related Closed-End Obligor) of the related Transaction Lease, the related Closed-End Vehicle was either (a) sold or otherwise disposed of by the Servicer or (b) held in inventory for more than 90 days, whichever occurs first; or

(b)          the related Closed-End Vehicle was purchased by the customer or the dealer; or

(c)          the Servicer's records, in accordance with Customary Servicing Practices, disclose that all insurance proceeds expected to be received have been received by the Servicer following a Casualty or other loss with respect to the related Closed-End Vehicle; or

(d)          the related Closed-End Lease becoming a Defaulted Unit.

"Test Fail" has the meaning assigned in Section 3.03(a) of the Asset Representations Review Agreement.

"TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

"Titling Trust" means World Omni LT, a Delaware statutory trust formed under the Statutory Trust Act.

"Titling Trust Administrator" means World Omni, in its capacity as Titling Trust Administrator under the Titling Trust Agreement.

"Titling Trust Agreement" means the second amended and restated trust agreement, dated as of July 16, 2008, among ALF LLC, as initial beneficiary, VT Inc., as Titling Trustee, U.S. Bank Trust National Association, as Delaware Trustee, U.S. Bank, as Initial Titling Trustee Agent and World Omni, as titling trust administrator and as the same may be further amended supplemented or modified from time to time.`

App. A-29

"Titling Trust Assets" has the meaning set forth in Appendix A to the Collateral Agency Agreement.

"Titling Trustee" means VT Inc., not in its individual capacity but solely as Titling Trustee under the Titling Trust Agreement.

"Transaction Documents" means the Indenture, the Notes, the Depository Agreement, the Exchange Note Servicing Supplement, the Exchange Note Supplement, the Servicing Agreement (to the extent that it deals solely with the Exchange Note and the Reference Pool), the Titling Trust Agreement (to the extent that it deals solely with the Exchange Note and the Reference Pool), the Exchange Note Sale Agreement, the Exchange Note Transfer Agreement, the Administration Agreement, the Trust Agreement, the Asset Representations Review Agreement and all other documents, instruments and agreements executed or furnished on the Closing Date in connection herewith and therewith, as the same may be amended or modified from time to time.

"Transaction Lease" means, for any Transaction Vehicle, the Closed-End Lease for such Transaction Vehicle.

"Transaction Unit" means a Closed-End Unit that has been allocated to the 2016-A Reference Pool.

"Transaction Vehicle" means, at any time, a Closed-End Vehicle then identified and allocated to the 2016-A Reference Pool.

"Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code from time to time.

"Trust Agreement" means the amended and restated trust agreement, dated as of the Closing Date, between the Depositor and the Owner Trustee, as the same may be amended and supplemented from time to time.

"Trust Certificate" shall have the meaning set forth in Section 3.01 of the Trust Agreement.

"Trust Collection Account" means the trust account designated as such established and maintained pursuant to Section 8.2(a) of the Indenture.

"Trust Collection Account Shortfall Amount" has the meaning set forth in Section 13.2(b)(iv) of the Exchange Note Supplement.

App. A-30

"Trust Estate" means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuing Entity, including (i) the Exchange Note (transferred pursuant to the Exchange Note Transfer Agreement), including the right to payments thereunder after the Cut-Off Date, (ii) the rights of the Issuing Entity to the funds on deposit from time to time in the Collection Account and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein), (iii) the rights of the Depositor, as buyer, under the Exchange Note Sale Agreement, (iv) the rights of the Issuing Entity, as buyer, under the Exchange Note Transfer Agreement, (v) the rights of the Issuing Entity as a third-party beneficiary under the Basic Documents, to the extent relating to the Transaction Units, and (vi) all proceeds of the foregoing.

"UCC" means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

"Unencumbered Reference Pool" has the meaning set forth in Appendix A to the Collateral Agency Agreement.

"United States" or "USA" means the United States of America (including all states, the District of Columbia and political subdivisions thereof).

"U.S. Bank" means U.S. Bank National Association, a national banking association, with a corporate trust office in Delaware.

"World Omni" means World Omni Financial Corp., a Florida corporation.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Indenture, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.

App. A-31